Exhibit 4.1



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                         BOND SECURITIZATION, L.L.C.,
                                 as Depositor


                                      and


                                     [ ],
                            as Seller and Servicer


                                      and


                                     [ ],
                                  as Trustee




                        POOLING AND SERVICING AGREEMENT

                                Dated as of [ ]



                [ ] Home Equity Loan Asset-Backed Certificates

                                 Series 200_-_



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



                               Table of Contents
                                                                                                      Page

                                  ARTICLE I.
                                  Definitions

         Section 1.01      Definitions............................................................................1
         Section 1.02      Interest Calculations.................................................................17

                                  ARTICLE II.
                  Conveyance of Mortgage Loans; Original Issuance of Certificates; Tax Treatment
         Section 2.01      Conveyance of Mortgage Loans..........................................................17
         Section 2.02      Acceptance by Trustee.................................................................20
         Section 2.03      Representations and Warranties Regarding the Seller and the Servicer..................21
         Section 2.04      Representations and Warranties of the Seller Regarding the Mortgage Loans.............23
         Section 2.05      Representations and Warranties of the Depositor.......................................28
         Section 2.06      Substitution of Mortgage Loans........................................................29
         Section 2.07      Execution and Authentication of Certificates..........................................30

                                 ARTICLE III.
                Administration and Servicing of Mortgage Loans
         Section 3.01      The Servicer..........................................................................30
         Section 3.02      Collection of Certain Mortgage Loan Payments..........................................32
         Section 3.03      Withdrawals from the Collection Account...............................................33
         Section 3.04      Maintenance of Hazard Insurance; Property Protection Expenses.........................34
         Section 3.05      Maintenance of Mortgage Impairment Insurance..........................................35
         Section 3.06      [Reserved]............................................................................35
         Section 3.07      Management and Realization Upon Defaulted Mortgage Loans..............................35
         Section 3.08      Trustee to Cooperate..................................................................36
         Section 3.09      Servicing Compensation; Payment of Certain Expenses by Servicer.......................37
         Section 3.10      Annual Statement as to Compliance.....................................................37
         Section 3.11      Annual Servicing Report...............................................................38
         Section 3.12      Access to Certain Documentation and Information Regarding the Mortgage Loans..........38
         Section 3.13      [Reserved]............................................................................38
         Section 3.14      [Reserved]............................................................................38
         Section 3.15      Reports of  Foreclosures  and  Abandonments  of Mortgaged  Properties,  Returns
                            Relating to Mortgage  Interest  Received from Individuals and Returns Relating to Cancellation of Indebtedness......................................................38
         Section 3.16      Advances by the Servicer..............................................................38
         Section 3.17      [Reserved]............................................................................39


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         Section 3.18      Assumption Agreements.................................................................39
         Section 3.19      Payment of Taxes, Insurance and Other Charges.........................................39
         Section 3.20      Optional Purchase of Defaulted Mortgage Loans.........................................39
         Section 3.21      Compensating Interest.................................................................40

                                  ARTICLE IV.
                       [The Certificate Insurance Policy
         Section 4.01      The Certificate Insurance Policy......................................................40
         Section 4.02      [Reserved]............................................................................41
         Section 4.03      Claims Upon the Certificate Insurance Policy..........................................41

                                  ARTICLE V.
                    Payments and Statements to Certificateholders; Rights of Certificateholders
         Section 5.01      Distributions.........................................................................41
         Section 5.02      [Reserved]............................................................................43
         Section 5.03      Statements............................................................................43
         Section 5.04      Distribution Account..................................................................46
         Section 5.05      Investment of Accounts................................................................46

                                  ARTICLE VI.
                               The Certificates
         Section 6.01      The Certificates......................................................................47
         Section 6.02      Registration of Transfer and Exchange of Certificates.................................47
         Section 6.03      Mutilated, Destroyed, Lost or Stolen Certificates.....................................49
         Section 6.04      Persons Deemed Owners.................................................................50
         Section 6.05      Appointment of Paying Agent...........................................................50
         Section 6.06      Restrictions on Transfer of Ownership Interest........................................50

                                 ARTICLE VII.
                  The Seller, the Servicer and the Depositor
         Section 7.01      Liability of the Seller, the Servicer and the Depositor...............................52
         Section 7.02      Merger or  Consolidation  of, or Assumption of the  Obligations of, the Seller,
                            the Servicer or the Depositor........................................................52
         Section 7.03      Limitation on Liability of the Servicer and Others....................................52
         Section 7.04      Servicer Not to Resign................................................................53
         Section 7.05      Delegation of Duties..................................................................53
         Section 7.06      Indemnification of the Trust by the Servicer..........................................53

                                 ARTICLE VIII.
                                    Default
         Section 8.01      Events of Default.....................................................................54

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         Section 8.02      Trustee to Act; Appointment of Successor..............................................56
         Section 8.03      Waiver of Defaults....................................................................57
         Section 8.04      Notification to Certificateholders....................................................57
         [Section8.05      Rights   of  the   Certificate   Insurer   to   Exercise   Rights  of  Class  A
                            Certificateholders...................................................................57
         Section 8.06      Trustee to Act Solely with Consent of the Certificate Insurer.........................58
         Section 8.07      Mortgage Loans, Trust and Accounts Held for Benefit of the Certificate Insurer........58
         Section 8.08      Certificate Insurer Default...........................................................59

                                  ARTICLE IX.
                                  The Trustee
         Section 9.01      Duties of Trustee.....................................................................59
         Section 9.02      Certain Matters Affecting the Trustee.................................................61
         Section 9.03      Trustee Not Liable for Certificates or Mortgage Loans.................................62
         Section 9.04      Trustee May Own Certificates..........................................................63
         Section 9.05      Servicer to Pay Trustee Fees and Expenses.............................................63
         Section 9.06      Eligibility Requirements for Trustee..................................................64
         Section 9.07      Resignation or Removal of Trustee.....................................................64
         Section 9.08      Successor Trustee.....................................................................65
         Section 9.09      Merger or Consolidation of Trustee....................................................65
         Section 9.10      Appointment of Co-Trustee or Separate Trustee.........................................66
         Section 9.11      Limitation of Liability...............................................................67
         Section 9.12      Trustee May Enforce Claims Without Possession of Certificates; Inspection.............67
         Section 9.13      Suits for Enforcement.................................................................68
         Section 9.14      Reports to the Commission.............................................................68

                                  ARTICLE X.
                                  Termination
         Section 10.01     Termination...........................................................................68

                                  ARTICLE XI.
                           Miscellaneous Provisions
         Section 11.01     Amendment.............................................................................70
         Section 11.02     Recordation of Agreement..............................................................71
         Section 11.03     Limitation on Rights of Certificateholders............................................71
         Section 11.04     Governing Law.........................................................................72
         Section 11.05     Notices...............................................................................72
         Section 11.06     Severability of Provisions............................................................73
         Section 11.07     Assignment............................................................................74
         Section 11.08     Certificates Nonassessable and Fully Paid.............................................74
         Section 11.09     Third-Party Beneficiaries.............................................................74

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         Section 11.10     Counterparts..........................................................................74
         Section 11.11     Effect of Headings and Table of Contents..............................................74


EXHIBIT A                   FORM OF REGULAR CERTIFICATE.........................................................A-1
EXHIBIT B          -        [Reserved]..........................................................................B-1
EXHIBIT C          -        MORTGAGE LOAN SCHEDULE..............................................................C-1
EXHIBIT D          -        MONTHLY INFORMATION DELIVERED TO TRUSTEE............................................D-1
EXHIBIT E          -        [Reserved]
EXHIBIT F          -        LETTER OF REPRESENTATIONS...........................................................F-1
EXHIBIT G          -        FORM OF REQUEST FOR RELEASE.........................................................G-1
EXHIBIT H          -        [Reserved]
EXHIBIT I          -        [Reserved]
EXHIBIT J          -        LIST OF SERVICING OFFICERS..........................................................J-1
EXHIBIT K          -        CLOSING LETTER......................................................................K-1
EXHIBIT L          -        FORM OF CERTIFICATE INSURANCE POLICY................................................L-1
EXHIBIT M-1                 CERTIFICATION AS TO ASSIGNMENTS...................................................M-1-1
EXHIBIT M-2                 CERTIFICATION AS TO MORTGAGE FILE
                            (OTHER THAN ASSIGNMENTS)..........................................................M-2-1


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         This Pooling and Servicing Agreement, dated as of [ ], among Bond
Securitization, L.L.C., as Depositor (the "Depositor"), and [ ], as Seller (in such capacity, the "Seller") and as Servicer (in such capacity, the "Servicer"), and [ ], as Trustee (the "Trustee").

         In consideration of the mutual agreements herein contained, the parties hereto agree as follows:

                                  ARTICLE I.

                                  Definitions

         Section 1.01 Definitions. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

         Accounts: Collectively, the Collection Account and the Distribution Account.

         Affiliate: With respect to any Person, any other Person controlling, controlled by or under common control with such Person. For purposes of this definition, "control" means the power to direct the management and policies of a Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise and "controlling" and "controlled" shall have meanings correlative to the foregoing.

         Agreement: This Pooling and Servicing Agreement and all amendments hereof and supplements and exhibits hereto.

         Appraised Value: The appraised value of the Mortgaged Property based upon the appraisal made by or for the originator at the time of the origination of the related Mortgage Loan.

         Assignment Event: The th day following either (i) the occurrence and continuance of an Event of Default, (ii) a Rating Downgrade Event, [(iii) the declaration of an Assignment Event by the Certificate Insurer, pursuant to
Section 2.01] or (iv) with respect to a particular Mortgage Loan, the occurrence of a foreclosure proceeding or the insolvency of the related Mortgagor.

         Assignment of Mortgage: With respect to any Mortgage, an assignment, notice of transfer or equivalent instrument, in recordable form, sufficient under the laws of the jurisdiction in which the related Mortgaged Property is located to reflect the sale of the Mortgage to the Trustee, which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering the Mortgage Loans secured by Mortgaged Properties located in the same jurisdiction.

         Available Funds: As to any Distribution Date, the sum of (A) the sum of all amounts described in clauses (i) through (vii) inclusive, of Section 3.02(b) received by the Servicer (including any amounts paid by the Servicer and the Seller and excluding (a) any amounts not

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required to be deposited in the Collection Account pursuant to Section 3.02(b)
and (b) any amounts paid to the Servicer or withdrawn by the Trustee pursuant to Sections 3.03(ii), (iii), (iv), (v), (vi), (vii) and (viii) in respect of the Mortgage Loans) during the related Due Period and deposited into the Collection Account, (B) Insured Payments, if any, and (C) any Termination
Price with respect to the Mortgage Loans deposited to the Distribution Account pursuant to Section 10.01(a). No amount included in this definition by virtue of being described by any component of the definition thereof shall be included twice by virtue of also being described by any other component or otherwise.

         [Balloon Loans: Any Mortgage Loan that provided for monthly payments which would not be sufficient to fully amortize its Principal Balance on the related maturity date.]

         BIF: The Bank Insurance Fund, as from time to time constituted, created under the Financial Institutions Reform, Recovery and Enhancement Act of 1989, or, if at any time after the execution of this Agreement the Bank Insurance Fund is not existing and performing duties now assigned to it, the body performing such duties on such date.

         Book-Entry Certificate: The Class A Certificates registered in the name of the Depository or its nominee, ownership of which is reflected on the books of the Depository or on the books of a Person maintaining an account with such Depository (directly or as an indirect participant in accordance with the rules of such Depository).

         Business Day: Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the States of New York, or the state in which the Corporate Trust Office is located are required or authorized by law or executive order to be closed.

         Certificate:  Any Class A.

         [Certificate Insurance Policy: The Certificate Guaranty Insurance Policy (No. [ ]) with respect to the Class A Certificates and all endorsements thereto dated the Closing Date, issued by the Certificate Insurer to the Trustee for the benefit of the Holders of each Class of Class A Certificates, a copy of which is attached hereto as Exhibit L.]

         [Certificate Insurer: [ ], a stock insurance company organized and created under the laws of the State of [ ], or any successor thereto.]

         [Certificate Insurer Default: (i) Any failure of the Certificate Insurer to make a payment required under the Certificate Insurance Policy in accordance with its terms; (ii) the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Certificate Insurer in an involuntary case or proceeding under any applicable United States federal or state bankruptcy, insolvency, rehabilitation, reorganization or other similar law or (B) a decree or order adjudging the Certificate Insurer as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, rehabilitation, arrangement, adjustment or composition of or in respect of the Certificate Insurer under any applicable United States federal

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or state law, or appointing a custodian, receiver, liquidator, rehabilitator, assignee, trustee, sequestrator or other similar official of the Certificate Insurer or of any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in each case in effect for a period of 60 consecutive days; or (iii) the commencement by the Certificate Insurer of a voluntary case or proceeding under any applicable United States federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated as bankrupt or insolvent, or the consent by the Certificate Insurer to the entry of a decree or order for relief in respect of the Certificate Insurer in an involuntary case or proceeding under any applicable United States federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against the Certificate Insurer, or the filing by the Certificate Insurer of a petition or answer or consent seeking reorganization or relief under any applicable United States federal or state law, or the consent by the Certificate Insurer to the filing of such petition or to the appointment of or the taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Certificate Insurer or of any substantial part of its property, or the making by the Certificate Insurer of an assignment for the benefit of its creditors, or the failure by the Certificate Insurer to pay debts generally as they become due, or the admission by the Certificate Insurer in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Certificate Insurer in furtherance of any such action.]

         Certificate Owner: The Person who is the beneficial owner of a Book-Entry Certificate.

         Certificate Rate:  [ ].

         Certificate Register and Certificate Registrar: The register maintained and the registrar appointed pursuant to Section 6.02.

         Certificateholder or Holder: The Person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purpose of giving any consent, direction, waiver or request pursuant to this Agreement, (x) any Certificates registered in the name of the Depositor, the Seller, the Servicer or any Person actually known to a Responsible Officer of the Trustee to be an Affiliate of the Depositor, the Seller or the Servicer and (y) any Certificates for which the Depositor, the Seller, the Servicer or any Person actually known to a Responsible Officer of the Trustee to be an Affiliate of the Depositor, the Seller or the Servicer is the Certificate Owner or Holder shall be deemed not to be outstanding (unless to the actual knowledge of a Responsible Officer of the Trustee (i) the Depositor, the Seller or the Servicer or such Affiliate is acting as trustee or nominee for a Person who is not an Affiliate of the Depositor, the Seller or the Servicer and who makes the voting decision with respect to such Class of Certificates or (ii) the Depositor, the Seller or the Servicer or such Affiliate is the Certificate Owner or Holder of all the Certificates of a Class, but only with respect to the Class as to which the Depositor, the Seller or the Servicer or such Affiliate owns all the Certificates) and the Percentage Interest evidenced thereby shall not be taken into account in determining

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whether the requisite amount of Percentage Interests necessary to effect any such consent, direction, waiver or request has been obtained.

         Civil Relief Act: The Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

         Civil Relief Act Interest Shortfall: With respect to any Distribution Date, for any Mortgage Loan as to which there has been a reduction in the amount of interest collectible thereon for the most recently ended Due Period as a result of the application of the Civil Relief Act, the amount by which
(i) interest collectible on such Mortgage Loan during such Due Period is less than (ii) one month's interest on the Principal Balance of such Mortgage Loan at the Net Loan Rate for such Mortgage Loan before giving effect to the application of the Civil Relief Act.

         Class A Certificate: Any Certificate executed and authenticated by the Trustee and substantially in the form attached hereto as Exhibit A Certificate pursuant to Section 6.01.

         Class A Certificateholder:  A Holder of a Class A Certificate.

         Class A Monthly Principal Distributable Amount:  [ ].

         Class A Principal Distribution Amount:  [ ].

         Class Interest Carryover Shortfall: With respect to any Class A Certificates and any Distribution Date, the amount by which the Class Interest Distribution for each prior Distribution Date exceeded the amount of interest actually distributed on such prior Distribution Dates.

         Class Interest Distribution: With respect to any Distribution Date and Class A Certificates, the sum of (i) the Class Monthly Interest Distributable Amount for such Class on such Distribution Date and (ii) the Outstanding Class Interest Carryover Shortfall on such Distribution Date.

         Class Monthly Interest Distributable Amount:  [ ].

         Class Principal Balance: As of any date of determination, the Original Class Certificate Principal Balance reduced by .

         Closing Date:  [ ].

         Code: The Internal Revenue Code of 1986, as the same may be amended from time to time (or any successor statute thereto).

         Collection Account: The custodial account or accounts created and maintained pursuant to Section 3.02(b). The Collection Account shall be an Eligible Account.

         Combined Loan-to-Value Ratio or CLTV: With respect to any Mortgage Loan, (i) the sum of the original principal balance of such Mortgage Loan and the outstanding principal

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balance of the First Lien, if any, as of the date of origination of the
Mortgage Loan, divided by the (ii) the lesser of (a) Appraised Value or (b) the related purchase price for the related Mortgaged Property, as applicable.

         Commission:  The Securities and Exchange Commission.

         Compensating Interest: As to any Distribution Date, the amount calculated pursuant to Section 3.21.

         Corporate Trust Office: The office of the Trustee at which at any particular time its corporate business shall be principally administered, which office on the Closing Date is located at [ ].

         CPR: The Constant Prepayment Rate, which represents an assumed constant rate of prepayment each month, expressed as a per annum percentage principal balance of the pool of Mortgage Loans for that month.

         Curtailment: With respect to a Mortgage Loan, any payment of principal received during a Due Period as part of a payment that is in excess of the amount of the Monthly Payment due for such Due Period and which is not intended to satisfy the Mortgage Loan in full, nor is intended to cure a delinquency or to be applied for subsequent Monthly Payments as and when the same come due pursuant to directions from the Mortgagor to such effect.

         Cut-Off Date:  The commencement of business on [ ].

         Cut-Off Date Pool Principal Balance: $[ ], which equals, as of the Closing Date, the Pool Principal Balance.

         Cut-Off Date Principal Balance: With respect to any Mortgage Loan, the unpaid principal balance thereof as of the Cut-Off Date (or as of the applicable date of substitution with respect to an Eligible Substitute Mortgage Loan pursuant to Section 2.02 or 2.04).

         Debt Service Reduction: As to any Mortgage Loan and any Determination Date, the excess of (i) the installment of principal and interest due on the related Due Date under the terms of such Mortgage Loan over (ii) the amount of the monthly payment of principal and/or interest required to be paid by the Mortgagor as established by a court of competent jurisdiction (pursuant to an order which has become final and nonappealable) as a result of a proceeding initiated by or against the related Mortgagor under the Bankruptcy Code, as amended from time to time (11 U.S.C.).

         Defective Mortgage Loan: Any Mortgage Loan subject to repurchase or substitution by the Seller pursuant to Section 2.02 or 2.04.

         Definitive Certificates:  As defined in Section 6.02(c).

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         Delinquency Percentage:

         Deposit Event: The lowering of the Servicer's short-term debt rating below "P-1" by Moody's or "A-1" by S&P.

         Depositor: Bond Securitization, L.L.C., a Delaware limited liability company, or any successor thereto.

         Depository: The initial Depository shall be The Depository Trust Company, the nominee of which is Cede & Co., as the registered Holder of Class A Certificates evidencing $[ ], in initial aggregate principal amount of such Certificates. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the UCC of the State of New York.

         Depository Participant: A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

         Determination Date: With respect to the first Distribution Date, the Closing Date and with respect to any other Distribution Date, the day of the month in which such Distribution Date occurs (or if such day is not a Business Day, the Business Day immediately succeeding such eighteenth day).

         Distributable Excess Spread: As to any Distribution Date, the lesser of (i) the portion of Available Funds for such Distribution Date remaining after the application thereof pursuant to Section 5.01 (a)(i)-(iv).

         Distribution Account: The account established by the Trustee pursuant to Section 5.04. The Distribution Account shall be an Eligible Account.

         Distribution Date: The day of each month or, if such day is not a Business Day, then the next Business Day, beginning in [ ] 200_.

         Due Date: As to any Mortgage Loan, the day of the month on which the Monthly Payment is due from the Mortgagor exclusive of any days of grace.

         Due Period: With respect to each Distribution Date, the calendar month preceding the month in which such Distribution Date occurs.

         Eligible Account:

         Eligible Investments: One or more of the following (excluding any callable investments purchased at a premium):

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                  (i) [ direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided that such obligations are backed by the full faith and credit of the United States;

                  (ii) repurchase agreements on obligations specified in clause (i) maturing not more than 30 days from the date of acquisition thereof, provided however, that collateral transferred pursuant to such repurchase obligation must be of the type described in clause (a) above and must (i) be valued daily at current market price plus accrued interest, (ii) pursuant to such valuation, be equal, at all times, to 105% of the cash transferred by the Trustee in exchange for such collateral and (iii) be delivered to the Trustee or, if the Trustee is supplying the collateral, an agent for the Trustee, in such a manner as to accomplish perfection of a security interest in the collateral by possession of certified securities;

                  (iii) federal funds, certificates of deposit, time deposits and bankers' acceptances of any U.S. depository institution or trust company incorporated under the laws of the United States or any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the unsecured short-term debt obligations of such depository institution or trust company at the date of acquisition thereof have been rated by S&P and Moody's in their respective highest unsecured short-term debt rating category and that each such investment has an original maturity of not more than 365 days;

                  (iv) commercial paper (having original maturities of not more than 90 days) of any corporation incorporated under the laws of the United States or any state thereof which on the date of acquisition have been rated by S&P and Moody's in their respective highest short-term rating categories;

                  (v) short term investment funds ("STIFS"), sponsored by any trust company or national banking association incorporated under the laws of the United States or any state thereof, which on the date of acquisition has been rated by S&P and Moody's in their respective highest rating category;

                  (vi) interests in any money market fund which at the date of acquisition of the interests in such fund and throughout the time as the interest is held in such fund has a rating of "AAA" by S&P and a rating of "Aaa" by Moody's; and

                  (vii) other obligations or securities that are acceptable to each Rating Agency and the Certificate Insurer as an Eligible Investment hereunder and will not result in a reduction in the then current rating of the Certificates, as evidenced by a letter to such effect from such Rating Agency and the Certificate Insurer and with respect to which the Servicer and the Trustee have received confirmation that, for tax purposes, the investment complies with the last clause of this definition;

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provided that no instrument described hereunder shall evidence either the right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provided a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations.]

         Eligible Substitute Mortgage Loan: A Mortgage Loan substituted by the Seller for a Defective Mortgage Loan which must, on the date of such substitution, (i) have an outstanding Principal Balance (or in the case of a substitution of more than one Mortgage Loan for a Defective Mortgage Loan, an aggregate Principal Balance), not in excess of and not more than % less than the Principal Balance of the Defective Mortgage Loan; (ii) have a Loan Rate not less than the Loan Rate of the Defective Mortgage Loan and not more than % in excess of the Loan Rate of such Defective Mortgage Loan; (iii) have a Mortgage of the same or higher level of priority as the Mortgage relating to the Defective Mortgage Loan at the time such Mortgage was transferred to the Trust; (iv) have a remaining term to maturity not more than months earlier and not later than the remaining term to maturity of the Defective Mortgage Loan;
(v) comply with each representation and warranty set forth in Section 2.04 (deemed to be made as of the date of substitution); (vi) have an original Combined Loan-to-Value Ratio [not greater] than that of the Defective Mortgage Loan; and (vii) be of the same type of Mortgaged Property as the Defective Mortgage Loan or a detached single family residence. More than one Eligible Substitute Mortgage Loan may be substituted for a Defective Mortgage Loan if such Eligible Substitute Mortgage Loans meet the foregoing attributes in the aggregate.

         ERISA-Restricted Certificate:  As defined in Section 6.02.

         Event of Default:  As defined in Section 8.01.

         Excess Overcollateralization Amount: As to any Distribution Date, the amount by which (i) the Overcollateralization Amount for such Distribution Date exceeds (ii) the Targeted Overcollateralization Amount for such Distribution Date.

         Exchange Act:  The Securities Exchange Act of 1934, as amended.

         FDIC: The Federal Deposit Insurance Corporation or any successor thereto.

         Fannie Mae: Fannie Mae, formerly known as The Federal National Mortgage Association, or any successor thereto.

         Freddie Mac: Freddie Mac, formerly known as The Federal Home Loan Mortgage Corporation, or any successor thereto.

         Final Scheduled Distribution Date: With respect to the Class A Certificates, the Distribution Dates on: _________.

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

         First Lien: With respect to any Mortgage Loan which is a second priority lien, the mortgage loan relating to the corresponding Mortgaged Property having a first priority lien.

         Fiscal Agent:  As defined in the Certificate Insurance Policy.

         Foreclosure Profits: With respect to a Liquidated Mortgage Loan, the amount, if any, by which (i) the aggregate of its Net Liquidation Proceeds exceeds (ii) the related Principal Balance (plus accrued and unpaid interest thereon at the applicable Loan Rate from the date interest was last paid through the date of receipt of the final Liquidation Proceeds) of such Liquidated Mortgage Loan immediately prior to the final recovery of its Liquidation Proceeds.

         [Guaranteed Principal Amount: For any Distribution Date (other than the Distribution Date in [ ] 200_), the amount, if any, by which the Class Principal Balance (after giving effect to all distributions of principal on the Class A Certificates on such Distribution Date) exceeds the [Pool Principal Balance] at the end of the previous month. For the Distribution Date in [ ] 200_, an amount equal to the Class Principal Balance (after giving effect to all other distributions of principal on the Class A Certificates on such Distribution Date).]

         [Insurance Agreement: The Insurance Agreement dated as of [ ] among the Depositor, the Seller, the Trustee, the Servicer and the Certificate Insurer, including any amendments and supplements thereto.]

         Insurance Proceeds: Proceeds paid by any insurer [(other than the Certificate Insurer)] pursuant to any insurance policy covering a Mortgage Loan or Mortgaged Property, net of any component thereof (i) covering any expenses incurred by or on behalf of the Servicer in connection with obtaining such proceeds, (ii) applied to the restoration or repair of the related Mortgaged Property, (iii) released to the Mortgagor in accordance with the Servicer's normal servicing procedures or (iv) required to be paid to any holder of a mortgage senior to such Mortgage Loan.

         [Insured Payment: With respect to any Distribution Date, the sum of
(i) any Deficiency Amount and (ii) any Preference Amount.]

         Interest Period:

         [Late Payment Rate:  As defined in the Insurance Agreement.]

         Liquidation Loan Losses: For each Liquidated Mortgage Loan, the amount, if any, by which the Principal Balance thereof plus accrued and unpaid interest thereon plus unreimbursed Servicing Advances is in excess of the Net Liquidation Proceeds realized thereon.

         Liquidated Mortgage Loan: As to any Distribution Date, any Mortgage Loan in respect of which the Servicer has determined, in accordance with the servicing procedures specified herein, as of the end of the related Due Period, that all Liquidation Proceeds which it expects to recover with respect to the liquidation of the Mortgage Loan or disposition of the related REO Property have been recovered.

         Liquidation Proceeds: Proceeds (including Insurance Proceeds [but not including amounts drawn under the Certificate Insurance Policy]) received in connection with the liquidation of any Mortgage Loan or related REO Property, whether through trustee's sale, foreclosure sale or otherwise (including rental income).

         Loan Rate: With respect to any Mortgage Loan as of any day, the per annum rate of interest applicable under the related Mortgage Note to the calculation of interest for such day on the Principal Balance.

         [Loss Trigger Event: A Loss Trigger Event with respect to any Distribution Date has occurred if cumulative Liquidation Loan Losses as of such Distribution Date exceed the percentages of the Cut-Off Date Pool Principal Balance set forth below with respect to such Distribution Date:

                                                 Percentage of the
                                                 Cut-Off Date Pool
Distribution Date                                Principal Balance



         Lost Note Affidavit:  The lost note affidavit signed by the Seller.

         Majority Certificateholder: The Holder or Holders of Class A Certificates evidencing Percentage Interests in excess of 51%.

         Maximum Rate:

         Monthly Advance: An advance made by the Servicer pursuant to Section 3.16.

         Monthly Payment: The scheduled monthly payment of principal and/or interest required to be made by a Mortgagor on the related Mortgage Loan.

         Monthly Report:  As defined in Section 5.03.

         Moody's: Moody's Investors Service, Inc., or its successors in interest.

         Mortgage: The mortgage, deed of trust or other instrument creating a first or second lien on an estate in fee simple interest in real property securing a Mortgage Loan.

         Mortgage File: The mortgage documents listed in Section 2.01 pertaining to a particular Mortgage Loan and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

         Mortgage Loan Schedule: With respect to any date, the schedule of Mortgage Loans constituting assets of the Trust. The Mortgage Loan Schedule is the schedule set forth herein as Exhibit C, which schedule sets forth as to each Mortgage Loan: (i) the Cut-Off Date Principal Balance, (ii) the account number, (iii) the original principal amount, (iv) the name of the borrower,
(v) the interest rate, (vi) lien position, (vii) property state, (viii) property zip code, (ix) property type and (x) Combined Loan-to-Value Ratio. The Mortgage Loan Schedule will be amended from time to time to reflect the substitution of an Eligible Substitute Mortgage Loan for a Defective Mortgage Loan from time to time hereunder.

         Mortgage Loans: The mortgage loans that are transferred and assigned to the Trustee on behalf of the Trust pursuant to Sections 2.01 and 2.06, together with the Related Documents, exclusive of Mortgage Loans that are transferred to the Seller, from time to time pursuant to Sections 2.02 and 2.06, as from time to time are held as a part of the Trust, such mortgage loans originally so held being identified in the Mortgage Loan Schedule delivered on the Closing Date.

         Mortgage Note: With respect to a Mortgage Loan, the note or other evidence of indebtedness pursuant to which the related Mortgagor agrees to pay the indebtedness evidenced thereby which is secured by the related Mortgage.

         Mortgaged Property: The underlying property, including real property and improvements thereon, securing a Mortgage Loan.

         Mortgagor:  The obligor or obligors under a Mortgage Note.

         Net Liquidation Proceeds: With respect to any Liquidated Mortgage Loan, Liquidation Proceeds net of unreimbursed Servicing Fees, Servicing Advances and Monthly Advances with respect thereto.

         Net Loan Rate: With respect to any Mortgage Loan as to any day, the Loan Rate less the sum of the Servicing Fee Rate, [the Premium Percentage] and the Trustee Fee Rate.

         [90 Day Delinquency Amount: For any Due Period, the aggregate of the Principal Balances of all Mortgage Loans that are 90 or more days delinquent, in bankruptcy, in foreclosure or REO Property as of the end of such Due Period.]

         [90 Day+ Rolling Average: With respect to any Distribution Date, the average of the applicable 90 Day Delinquency Amounts for each of the [ ] immediately preceding Due Periods.]

         Nonrecoverable Advances: With respect to any Mortgage Loan, (i) any Servicing Advance or Monthly Advance previously made and not reimbursed pursuant to Section 3.03(ii) or (ii) a Servicing Advance or Monthly Advance proposed to be made in respect of a Mortgage Loan or REO Property which, in the good faith business judgment of the Servicer, as evidenced by an Officer's Certificate delivered to [the Certificate Insurer,] the Seller and the Trustee no later than the Business Day following such determination, would not be ultimately recoverable pursuant to Sections 3.03(ii) or 3.03(vii).

         Officer's Certificate: A certificate signed by the President, an Executive Vice President, a Senior Vice President, a First Vice President, a Vice President, Assistant Vice President, the Treasurer, Assistant Treasurer, the Secretary, an Assistant Secretary, Comptroller or Assistant Comptroller or any other authorized officer of the Servicer or the Seller, as the case may be, and delivered to the Trustee.

         Opinion of Counsel: A written opinion of counsel reasonably acceptable to the Trustee, who may be in-house counsel for the Servicer, Seller or its Affiliate (except that any opinion relating to the status of the Trust for federal tax purposes must be an opinion of independent outside counsel) and who, in the case of opinions delivered to each of the Rating Agencies and the Certificate Insurer, is reasonably acceptable to each of them.

         Original Class Certificate Principal Balance: With respect to the Class A Certificates, $[ ].

         Outstanding Class Interest Carryover Shortfall: With respect to the Class A Certificates and any Distribution Date, the amount of Class Interest Carryover Shortfall for such Distribution Date plus one month's interest thereon, at the related Certificate Rate, to the extent permitted by law.

         Overcollateralization Amount: As to any Distribution Date, the excess, if any, of (a) the [Pool Principal Balance,] as of the close of business on the last day of the related Due Period over (b) the Class Principal Balance (after giving effect to amounts available in respect of the Class A Monthly Principal Distributable Amount for such Distribution Date).

         Overcollateralization Release Amount: As to any Distribution Date, an amount equal to the lesser of (i) the related Excess Overcollateralization Amount for such Distribution Date and (ii) Available Funds remaining after making the distributions required to be made pursuant to Section 5.01(a)(i) and (ii) on such Distribution Date.

         Ownership Interest: As to any Certificate or security interest in such Certificate, any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

         Paying Agent:  Any paying agent appointed pursuant to Section 6.05.

         Percentage Interest: As to any Class of Regular Certificates, the percentage obtained by dividing the principal denomination of such Certificate by the aggregate of the principal denominations of all Certificates of the same Class.

         Permitted Transferee:  Any Person other than _______.

         Person: Any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

         Pool Principal Balance: With respect to any date, the aggregate of the Principal Balances of all Mortgage Loans as of such date.

         [Preference Amount:  As defined in the Certificate Insurance Policy.]

         [Premium Amount: As to any Distribution Date, the product of the Premium Percentage and the Aggregate Class Principal Balance after giving effect to distributions to be made on such Distribution Date.]

         [Premium Percentage:  As defined in the Insurance Agreement.]

         Prepayment Assumption: The prepayment assumption described in the Prospectus Supplement under "Prepayment and Yield Considerations."

         Prepayment Interest Shortfall: With respect to any Distribution Date, for each Mortgage Loan that was the subject during the related Due Period of a Principal Prepayment, an amount equal to the excess, if any, of (i) 30 days' interest on the Principal Balance of such Mortgage Loan at the Loan Rate (or at such lower rate as may be in effect for such Mortgage Loan pursuant to application of the Civil Relief Act or as reduced by any Debt Service Reduction) minus the Servicing Fee for such Mortgage Loan over (ii) the amount of interest actually remitted by the Mortgagor in connection with such Principal Prepayment less the Servicing Fee for such Mortgage Loan in such month.

         Principal Balance: As to any Mortgage Loan and any day, other than a Liquidated Mortgage Loan, the related Cut-Off Date Principal Balance, minus all collections credited against the Principal Balance of any such Mortgage Loan. For purposes of this definition, a Liquidated Mortgage Loan shall be deemed to have a Principal Balance equal to the Principal Balance of the related Mortgage Loan as of the final recovery of related Liquidation Proceeds and a Principal Balance of zero thereafter.

         Principal Distribution Amount: With respect to any Distribution Date [(other than the Distribution Date in [ ] 200_)], the lesser of (a) the Class Principal Balance for such Distribution Date and (b) the Class A Principal Distribution Amount for such Distribution Date.

[With respect to the Distribution Date in [ ] 200_, the Principal Distribution Amount shall be the Class Principal Balance.]

         Principal Prepayment: Any payment or other recovery of principal on a Mortgage Loan equal to the outstanding principal balance thereof, received in advance of the final scheduled Due Date which is intended to satisfy a Mortgage Loan in full.

         Prospectus: The base prospectus of the Depositor dated [ ], 200_.

         Prospectus Supplement: The prospectus supplement dated [ ], relating to the offering of the Regular Certificates.

         Purchase Agreement: The Mortgage Loan Purchase Agreement, dated as of [ ], among the Seller, as seller, and the Depositor, as purchaser, with respect to the Mortgage Loans.

         Purchase Price: As to any Mortgage Loan purchased from the Trust on any date pursuant to Section 2.02, 2.04 or 3.20 an amount equal to the sum of
(i) the unpaid Principal Balance thereof as of the date of purchase, (ii) the greater of (a) all unpaid accrued interest thereon to the end of the Due Period preceding the Distribution Date on which such Purchase Price is included in Available Funds and (b) 30 days' interest thereon, computed at the applicable Loan Rate; provided, however, that if at the time of repurchase the Seller is an affiliate of the Servicer, the amount described in clause (ii) shall be computed at the Net Loan Rate and, (iii) if the Servicer is not an Affiliate of the Seller, (x) any unreimbursed Servicing Advances with respect to such Mortgage Loan and (y) expenses reasonably incurred or to be incurred by the Servicer or the Trustee in respect of the breach or defect giving rise to the purchase obligation.

         Purchaser: The Depositor in its capacity as purchaser under the Purchase Agreement.

         Rating Agency: Any statistical credit rating agency, or its successor, that rated the Class A Certificates at the request of the Depositor at the time of the initial issuance of the Certificates. If such agency or a successor is no longer in existence, "Rating Agency" shall be such statistical credit rating agency, or other comparable Person, designated by the Depositor and acceptable to [the Certificate Insurer,] notice of which designation shall be given to the Trustee. References herein to the highest short term unsecured rating category of a Rating Agency shall mean "A-1" or better in the case of S&P and "P-1" or better in the case of Moody's and in the case of any other Rating Agency shall mean such equivalent ratings. References herein to the highest long-term rating category of a Rating Agency shall mean "AAA" in the case of S&P and "Aaa" in the case of Moody's and in the case of any other Rating Agency, such equivalent rating.

         Rating Downgrade Event: The day on which the senior, unsecured long-term debt rating of the Seller is less than " " by Moody's or " " by S&P.

         Record Date: [With respect to each Distribution Date (other than the first Distribution Date), the last Business Day of the month immediately preceding the month in which the related Distribution Date occurs. With respect to the first Distribution Date, the Closing Date.]

         [Reimbursement Amount: As of any Distribution Date, the sum of (x)(i) Insured Payments previously received by the Trustee and not previously re-paid to the Certificate Insurer pursuant to Section 5.01(a)(iv) plus (ii) interest accrued on such Insured Payment not previously repaid, calculated at the Late Payment Rate (as defined in the Insurance Agreement) from the date the Trustee received such Insured Payment and (y)(i) the amount of any Premium Amount not paid on the date due plus (ii) interest on such amount at the Late Payment Rate from the date such premium was due.]

         Related Documents:  As defined in Section 2.01.

         Released Mortgaged Property Proceeds: As to any Mortgage Loan, proceeds received by the Servicer in connection with (a) a taking of an entire Mortgaged Property by exercise of the power of eminent domain or condemnation or (b) any release of part of the Mortgaged Property from the lien of the related Mortgage, whether by partial condemnation, sale or otherwise, which are not released to the Mortgagor in accordance with applicable law, mortgage servicing standards the Servicer would use in servicing mortgage loans for its own account and this Agreement.

         REO Property: A Mortgaged Property that is acquired by the Servicer on behalf of the Trustee in foreclosure or by deed in lieu of foreclosure.

         [Replacement Event:  As defined in Section 4.02.]

         Residential Dwelling: A one- to four-family dwelling, mobile home or manufactured home, a unit in a planned unit development, a unit in a condominium development or a townhouse.

         Responsible Officer: When used with respect to the Trustee, any officer of the Trustee within the Corporate Trust Office of the Trustee including any vice president or assistant vice president, assistant treasurer, assistant secretary, senior trust officer or trust officer or, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject. When used with respect to the Seller or the Servicer, the President or any Vice President, Assistant Vice President, Treasurer or Assistant Treasurer or any Secretary or Assistant Secretary or any other authorized officer of the Seller or the Servicer.

         SAIF: The Savings Association Insurance Fund, as from time to time constituted, created under the Financial Institutions Reform, Recovery and Enhancement Act of 1989 or, if at any time after the execution of this Agreement the Savings Association Insurance Fund is not existing and performing duties now assigned to it, the body performing such duties on such date.

         Second Lien: With respect to any Mortgage Loan which is a second priority lien, the mortgage loan relating to the corresponding Mortgaged Property having a second priority lien.

         S&P: Standard & Poor's Ratings Services, or its successors in interest.


         Seller: [       ], a [     ], or any successor thereto, as seller under
the Purchase Agreement.

         Servicer: [ ], a [               ], or any successor thereto or
any successor hereunder.

         Servicing Advances: All reasonable and customary "out of pocket" costs and expenses incurred in the performance by the Servicer of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of the Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of the REO Property, including reasonable fees paid to any independent contractor in connection therewith, (iv) compliance with the obligations under Section 3.07 and (v) in connection with the liquidation of a Mortgage Loan, expenditures relating to the purchase or maintenance of the First Lien pursuant to Section 3.17, all of which reasonable and customary out-of-pocket costs and expenses are reimbursable to the Servicer to the extent provided in Sections 3.03(ii) and 3.03(vii) and 3.07.

         Servicing Certificate: A certificate completed and executed by a Servicing Officer on behalf of the Servicer.

         Servicing Fee: As to each Distribution Date and each Mortgage Loan, the annual fee payable to the Servicer as provided herein, which subject to
Section 3.21 is calculated as an amount equal to the product of the Servicing Fee Rate and the Principal Balance thereof at the beginning of the related Due Period.

         Servicing Fee Rate:  [ ]% per annum.

         Servicing Officer: Any officer of the Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name and specimen signature appear on a list of servicing officers furnished to the Trustee [(with a copy to the Certificate Insurer)] by the Servicer, as such list may be amended from time to time, initially set forth in Exhibit J hereto.

         Stepdown Date: The date which is the later of the date on which principal in the amount of [ ] of the Cut-Off Date Pool Principal Balance has been received by the Class A Certificateholders and the [ ] Distribution Date following the Closing Date.

         Substitution Adjustment: As to any date on which a substitution occurs pursuant to Section 2.06, the sum of (a) the excess of (i) the aggregate Principal Balances of all Defective Mortgage Loans to be replaced by Eligible Substitute Mortgage Loans (after application of principal payments received on or before the date of substitution of any Eligible Substitute Mortgage Loans as of the date of substitution) over (ii) the Principal Balance of such Eligible Substitute Mortgage Loans and (b) the greater of (x) accrued and unpaid interest (accruing at the Loan Rate for such Defective Mortgage Loan) on such excess through the Due Period relating to the Distribution Date for which such Substitution Adjustment will be included as part of Available Funds and (y) 30 days' interest on such excess calculated on a 360-day year in each case at the Loan Rate (or Net Loan Rate if the Seller is an affiliate of the Servicer) and (c) if the Servicer is not the Seller, the amount of any unreimbursed Servicing Advances made by the Servicer with respect to such Defective Mortgage Loan.

         Supplemental Mortgage Loan Schedule:  As defined in Section 2.06(b).

         Targeted Overcollateralization Amount:

         (A) With respect to any Distribution Date on or prior to the Stepdown Date, the product of [ ]% and the [Cut-Off Date Pool Principal Balance;]

         (B) For any Distribution Date after the Stepdown Date, the greater of (i) the product of [ ]% and the [Pool Principal Balance] as of the last day of the related Due Period and
                  (ii)(a) if, with respect to such Distribution Date, the Delinquency Percentage exceeds [ ]%, [ ]% of the aggregate Principal Balance of the Mortgage Loans that are [60] or more days past due or delinquent, or in bankruptcy or foreclosure or REO Property or (b) if, with respect to such Distribution Date, the Delinquency Percentage is equal to or greater than [ ]% but less than [ ]%, [ ]% of the aggregate Principal Balance of all Mortgage Loans that are [90] or more days past due or delinquent or in bankruptcy or foreclosure or an REO Property;

         (C) Notwithstanding clauses (A) above, for any Distribution Date on or prior to the Stepdown Date, (1) if the Delinquency Percentage, with respect to such Distribution Date, is equal to or greater than [ ]%, the Targeted Overcollateralization Amount will be the greater of (i) the product of [ ]% and the [Cut-Off Date Pool Principal Balance] and (ii) [ ]% of the aggregate Principal Balance of all Mortgage Loans which are [60] or more days past due or delinquent, or in bankruptcy or in foreclosure or REO Property and (2) if the Delinquency Percentage, with respect to such Distribution Date, is greater than or equal to [ ]% but less than [ ]%, the Targeted Overcollateralization Amount shall be the greater of (i) the product of [ ]% and the Cut-Off Date Pool Principal Balance and (ii) [ ]% of the aggregate Principal Balance of all Mortgage Loans which are [90] or more days past due or delinquent, in bankruptcy or in foreclosure or REO Property.

         Transfer Date:  The Closing Date.

         Transferor Interest: The interest in the Trust that is not represented by the Class A Certificates.

         Trigger Event: A Trigger Event occurs on a Distribution Date if any of the following has occurred and is continuing on such Distribution Date:

         (i) a Loss Trigger Event has occurred in respect of such Distribution Date;

         (ii) with respect to any Distribution Date, cumulative Liquidation Loan Losses for the Mortgage Loans for any -month period exceed [ ]% of the Cut-off Date Pool Principal Balance;

         (iii) the Delinquency Percentage for such Distribution Date exceeds [ ]%.

         Trust: The trust created by this Agreement which shall be entitled "[ ] Home Equity Loan Trust 200_-_," the corpus of which consists of the Mortgage Loans, such assets as shall from time to time be deposited in the Collection Account and the Distribution Account in accordance with this Agreement, property that secured a Mortgage Loan and that has become REO Property, [the Certificate Insurance Policy,] certain hazard insurance policies maintained by the Mortgagors or the Servicer in respect of the Mortgage Loans and an assignment of the Depositor's rights under the Purchase Agreement and all proceeds of each of the foregoing.

         Trustee Fee: The fee owed to the Trustee pursuant to a letter agreement between the Servicer and the Trustee.

         Trustee Fee Rate: The per annum rate at which the Trustee Fee is calculated.

         UCC: The Uniform Commercial Code, as amended from time to time, as in effect in any specified jurisdiction.

         Voting Rights: The portion of the aggregate voting rights of all the Certificates evidenced by a Certificate. At all times during the term of this Agreement, the Voting Rights shall be allocated among Holders of the Regular Certificates in proportion to the Original Class Certificate Principal Balances of their respective Classes. Voting Rights allocated to a Class of Certificates shall be allocated among the Certificates of each such Class in accordance with their respective Percentage Interests. The Holders of the Class R Certificates shall have no Voting Rights.

         Section 1.02 Interest Calculations. All calculations of interest that are made in respect of the Principal Balance of a Simple Interest Loan shall be made on the basis of a 365-day year and the actual number of days elapsed. All calculations of interest that are made in respect of the Principal Balance of each Mortgage Loan (other than Simple Interest Loans) shall be made on the basis of a 360-day year consisting of twelve 30-day months. The Certificate Rate for the Regular Certificates shall be calculated on the basis of a 360-day year consisting of twelve 30-day months. The calculation of the Servicing Fee and the Trustee Fee shall be made on the basis of a 360-day year consisting of twelve 30-day months. All dollar amounts calculated hereunder shall be rounded to the nearest penny with one-half of one penny being rounded down.

                                 ARTICLE II.

                         Conveyance of Mortgage Loans;
                      Original Issuance of Certificates;
                                 Tax Treatment

         Section 2.01 Conveyance of Mortgage Loans. The Depositor, concurrently with the execution and delivery of this Agreement, does hereby transfer, assign, sell, set over and otherwise convey to the Trustee for the benefit of the Certificateholders without recourse (subject to Sections 2.02 and 2.04) (i) all of its right, title and interest in and to each Mortgage Loan, including the Cut-Off Date Principal Balance, and all collections in respect of interest and principal received on or after the Cut-Off Date; (ii) property which secured such Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure; (iii) its interest in any insurance policies in respect of the Mortgage Loans; (iv) all proceeds of any of the foregoing; and (v) the Depositor's rights under the Purchase Agreement with respect to the representations and warranties of the Seller thereunder together with all rights of the Depositor to require the Seller to cure any breach thereof or to repurchase or substitute for any affected Mortgage Loan in accordance with the Purchase Agreement. [In addition, on or prior to the Closing Date, the Seller shall cause the Certificate Insurer to deliver the Certificate Insurance Policy to the Trustee.]

         Within days of an Assignment Event, the Seller shall deliver to the Trustee, the following documents or instruments with respect to each Mortgage Loan (the "Related Documents"), on or prior to the Closing Date the Seller shall deliver to the Trustee the Mortgage Loan Schedule in computer readable format:

                  (i) the original Mortgage Note, endorsed in blank, with all intervening endorsements showing a complete chain of title from the originator of such Mortgage Loan to the Seller or a copy of such original Mortgage Note with an accompanying Lost Note Affidavit;

                  (ii) the original Mortgage, with evidence of recording thereon, provided that if the original Mortgage has been delivered for recording to the appropriate public recording office of the jurisdiction in which the Mortgaged Property is located but has not yet been returned to the Seller by such recording office, the Seller shall deliver to the Trustee a certified true copy of such original Mortgage to be so certified by the applicable originator, together with a certificate of the Seller certifying that such original Mortgage has been so delivered to such recording office; in all such instances, the Seller shall deliver or cause to be delivered the original recorded Mortgage to the Trustee promptly upon receipt of the original recorded Mortgage; provided that an Assignment Event shall have occurred;

                  (iii) the original Assignment of Mortgage, from the Seller in blank or to "[ ], as Trustee for [ ] Home Equity Loan Trust 200_-_", which assignment shall be in form and substance acceptable for recording;

                  (iv) the original attorney's opinion of title or the original policy of title insurance, provided that if any such original policy of title insurance has not yet been received by the Seller, the Seller shall deliver to the Trustee a copy of such policy or a title insurance binder or commitment for the issuance of such policy;

                  (v) originals of all intervening assignments of Mortgage, with evidence of recording thereon, showing a complete chain of title from the originator to the Seller, provided that if any such original -------- intervening assignment of Mortgage has been delivered for recording to the appropriate public recording office of the jurisdiction in which the Mortgaged Property is located but has not yet been returned to the Seller by such recording office, the Seller shall deliver to the Trustee a certified true copy of such original assignment of Mortgage to be so certified by the applicable originator, together with a certificate of the Seller certifying that such original assignment of Mortgage has been so delivered to such recording office; in all such instances, the Seller shall deliver or cause to be delivered any such original assignments to the Trustee promptly upon receipt thereof, provided that an Assignment Event shall have occurred; and

                  (vi) originals of all assumption and modification agreements, if any.

         Except as herein provided, the Seller shall, as custodian and for the benefit of the Trustee, the Certificateholders [and the Certificate Insurer,] be entitled to maintain possession of the foregoing documents and instruments described above and shall not be required to deliver any of them to the Trustee. In the event, however, that possession of any such documents or instruments is required by any Person (including the Trustee) acting as successor Servicer pursuant to Section 8.02 in order to carry out the duties of the Servicer hereunder, then such successor servicer shall be entitled to request delivery, at the expense of the Servicer, of such documents or instruments by the Servicer and to retain such documents or instruments for servicing purposes; provided that the Trustee or such successor servicers shall maintain such documents at such offices as may be required by any regulatory body having jurisdiction over such Mortgage Loans.

         The Seller hereby confirms to the Trustee that it has made the appropriate entries in its general accounting records, to indicate that such Mortgage Loans have been transferred to the Trustee and constitute part of the Trust in accordance with the terms of the trust created hereunder.

         [The Certificate Insurer shall have the right to declare an Assignment Event if, in its judgment, it is necessary to declare an Assignment Event in order to protect its interest.]

         The Trustee agrees, for the benefit of Certificateholders, within days following the receipt of the Mortgage Files after an Assignment Event, to certify (in the form of Exhibit M-2) to the Seller, the Depositor, [the Certificate Insurer] and the Servicer that it has reviewed each Mortgage File and that, as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in the certification as not covered by such certification), (i) all documents constituting part of such Mortgage File required to be delivered to it pursuant to paragraphs (i) - (iv) of Section 2.01(a) are in its possession,
(ii) such documents have been reviewed by it, appear to be what they purport to be and relate to such Mortgage Loan, (iii) based on its examination and only as to the foregoing, the information set forth in the Mortgage Loan Schedule which corresponds to items (ii), (iii) and (iv) of the definition of "Mortgage Loan Schedule" accurately reflects information set forth in the Mortgage File. If within such -day period, the Trustee finds any document constituting a part of the Mortgage File not to have been executed or received or to be unrelated to the Mortgage Loans identified in said Mortgage Loan Schedule or, if in the course of its review, the Trustee determines that such Mortgage File is otherwise defective in any material respect, the Trustee shall notify the parties, and the Seller shall have a period of days after such notice (subject to Section 2.02) within which to correct or cure any such defect or to purchase such Mortgage Loan at the related Purchase Price or substitute on Eligible Substitute Mortgage Loan therefor pursuant to Section 2.06.

         The Trustee shall have no responsibility for reviewing any Mortgage File except as expressly provided in this Section 2.01. In reviewing any Mortgage File pursuant to this Section, the Trustee shall have no responsibility for determining whether any document is valid and binding, whether the text of any assignment or endorsement is in proper or recordable form (except, if applicable, to determine if the Trustee is the assignee or endorsee), whether any document has been recorded in accordance with the requirements of any applicable jurisdiction, or whether a blanket assignment is permitted in any applicable jurisdiction, whether any Person executing any document is authorized to do so or whether any signature thereon is genuine, but shall only be required to determine whether a document has been executed, that it appears to be what it purports to be, and, where applicable, that it purports to be recorded.

         Within   days of an Assignment Event, the Servicer shall, with respect to each Mortgage Loan with respect to which the related Mortgaged Property is located in ____________, at its expense, either (x) record an Assignment of Mortgage in favor of the Trustee (which may be a blanket assignment if permitted by applicable law) in the appropriate real property or other records or (y) deliver to the Trustee an Opinion of Counsel addressed to the Trustee and the Certificate Insurer to the effect that recording is not required to protect the Trustee's right, title and interest in and to the related Mortgage Loan or, in case a court should recharacterize the sale of the Mortgage Loans as a financing, to perfect a first priority security interest in favor of the Trustee in the related Mortgage Loan, which Opinion of Counsel also shall be reasonably acceptable to each of the Rating Agencies (as evidenced in writing, a copy of which shall be delivered to the Trustee) and the Certificate
Insurer. The Trustee is hereby appointed as the attorney-in-fact of the Servicer with the power (subject to Section 9.03) to prepare, execute and record Assignments of Mortgages in the event that the Servicer fails to do so on a timely basis as provided in this paragraph.

         Section 2.02 Acceptance by Trustee. The Trustee hereby acknowledges the sale and assignment of the Mortgage Loans. The Trustee hereby acknowledges its receipt of the Certificate Insurance Policy. If the Seller is given notice of an omission or defect under Section 2.01 and if the Seller does not correct or cure such omission or defect within the 60-day period following such notice, the Seller shall purchase the related Mortgage Loan from the Trust or substitute an Eligible Substitute Mortgage Loan for such Mortgage Loan on the Determination Date in the month following the month in which such 60-day period expired at the Purchase Price of such Mortgage Loan or in accordance with Section 2.06, as applicable. The Purchase Price for the purchased Mortgage Loan which is purchased as described in the preceding sentence shall be deposited in the Collection Account no later than the Business Day prior to the next succeeding Distribution Date after such obligation arises; provided that, upon receipt by the Trustee of written notification of such deposit signed by an officer of the Seller, the Trustee shall release to the Seller the related Mortgage File and the Trustee shall execute and deliver such instruments of transfer or assignment, prepared by and at the expense of the Seller, in each case without recourse, representation or warranty as shall be necessary to vest in the Seller or its designee any Mortgage Loan released pursuant hereto. It is understood and agreed that the obligation of the Seller to purchase any Mortgage Loan or substitute an Eligible Substitute Mortgage Loan for such Mortgage Loan as to which a material defect in or omission of a constituent document exists shall constitute the sole remedy against the Seller respecting such defect or omission available to the Certificate Insurer, the Certificateholders or the Trustee on behalf of Certificateholders. An Opinion of Counsel to the effect set forth in Section 2.06(d) shall be delivered to the Trustee in connection with any such repurchase.

         The Servicer, promptly following the transfer of (i) a Defective Mortgage Loan from or (ii) an Eligible Substitute Mortgage Loan to the Trust pursuant to this Section 2.02 and Section 2.06, as the case may be, shall amend the Mortgage Loan Schedule and deliver a copy of such amended Schedule to the Trustee and make appropriate entries in its general account records to reflect such transfer and the addition of any Eligible Substitute Mortgage Loan, if applicable.

         Section 2.03 Representations and Warranties Regarding the Seller and the Servicer. (a) The Seller and the Servicer each represent and warrant each as to itself that, as of the Transfer Date:

                  (i) [Each of the Seller and the Servicer is a [ ], validly existing under the laws of [ ] and continues to hold a valid certificate to do business as such, and has the power to own its assets and to transact the business in which it is currently engaged. Each of the Seller and the Servicer is duly authorized to transact business and is in good standing in each jurisdiction in which the character of the business transacted by it or any properties owned or leased by it requires such authorization and in which the failure to be so authorized would have a material adverse effect on the business, properties, assets, or condition (financial or other) of each of the Seller and the Servicer and their respective subsidiaries, considered as one enterprise;

                  (ii) Each of the Seller and the Servicer has the power and authority to make, execute, deliver and perform this Agreement and all of the transactions contemplated under the Agreement, and has taken all necessary action to authorize the execution, delivery and performance of this Agreement. When executed and delivered, this Agreement will constitute the legal, valid and binding obligation of each of the Seller and the Servicer enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and by the availability of equitable remedies and except as enforcement of such terms may be limited by receivership, conservatorship and supervisory powers of bank regulatory agencies generally;

                  (iii) Each of the Seller and the Servicer is not required to obtain the consent of any other party or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement, except for such consent, license, approval or authorization, or registration or declaration, as shall have been obtained or filed, as the case may be, prior to the Closing Date;

                  (iv) The execution, delivery and performance of this Agreement by each of the Seller and the Servicer will not violate any provision of any existing law or regulation or any order or decree of any court applicable to each of the Seller and the Servicer or any provision of the articles of association or bylaws of the Seller or the Servicer, as appropriate, or constitute a material breach of any mortgage, indenture, contract or other agreement to which the Seller or the Servicer is a party or by which it may be bound;

                  (v) No litigation or administrative proceeding of or before any court, tribunal or governmental body is currently pending, or to the knowledge of the Seller or the Servicer threatened, against either the Seller or the Servicer or any of their respective properties or with respect to this Agreement which in the opinion of either the Seller or the Servicer has a reasonable likelihood of resulting in a material adverse effect on the transactions contemplated by this Agreement;

                  (vi) No certificate of an officer, statement furnished in writing or report delivered pursuant to the terms hereof by the Seller or the Servicer contains any untrue statement of a material fact or omits to state any material fact necessary to make the certificate, statement or report not misleading;

                  (vii) The transactions contemplated by this Agreement are in the ordinary course of the Seller's and the Servicer's business;

                  (viii) Neither the Seller nor the Servicer is insolvent, nor will the Seller or the Servicer be made insolvent by the transfer of the Mortgage Loans, nor is the Seller or the Servicer aware of any pending insolvency;

                  (ix) [Reserved]

                  (x) There are no actions or proceedings against, or investigations of it, pending or, to its knowledge, threatened, before any court, administrative agency or other tribunal (A) that, if determined adversely, would prohibit the Seller or the Servicer from entering into this Agreement, (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or (C) that, if determined adversely, would prohibit or materially and adversely affect the Seller's and the Servicer's performance of any of their respective obligations under, or the validity or enforceability of, this Agreement;

                  (xi) The Servicer represents and warrants that the collection practices used by the Servicer with respect to the Mortgage Loans have been, in all material respects, legal, proper, prudent and customary in the home equity mortgage servicing business;

                  (xii) The Seller represents and warrants that it did not sell the Mortgage Loans to the [Depositor] as Purchaser under the Purchase Agreement with any intent to hinder, delay or defraud any of its creditors; and the Seller will not be rendered insolvent as a result of the sale of the Mortgage Loans under the Purchase Agreement;

                  (xiii) The Seller represents and warrants that it acquired title to the Mortgage Loans in good faith, without notice of any adverse claim; and

                  (xiv) The Seller represents and warrants that the transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Seller pursuant to the Purchase Agreement are not subject to the bulk transfer laws or any similar statutory provisions in effect in any applicable jurisdiction.

         (b) The representations and warranties set forth in this Section shall survive the sale and assignment of the Mortgage Loans to the Trust. Upon discovery of a breach of any representations and warranties which materially and adversely affects the interests of the Certificateholders [or the Certificate Insurer,] the Person discovering such breach shall give prompt written notice to the other parties [and the Certificate Insurer]. Within days of its discovery or its receipt of notice of breach or, with the prior written consent of a Responsible Officer of the Trustee, such longer period specified in such consent, the Seller or the Servicer, as appropriate, shall cure such breach in all material respects.

         Section 2.04 Representations and Warranties of the Seller Regarding the Mortgage Loans. (a) The Seller represents and warrants to the Trust, [the Certificate Insurer] and the Trustee on behalf of the Certificateholders as follows as of the Transfer Date:

                  (i) All information set forth as to the Mortgage Loans in the Mortgage Loan Schedule attached hereto as Exhibit C, is complete, true and correct in all material respects; the Mortgage File delivered by the Seller to the Purchaser or its designee includes all of the Seller's records and documents with respect to the Mortgage Loans; and at the time of origination the Mortgage Loans conformed to the Underwriting Guidelines as set forth in the Prospectus Supplement;

                  (ii) All payments required under the terms of the Mortgage Notes to have been made up to 30 days prior to the Closing Date have been made, other than with respect to [ ]% of the Mortgage Loans (by Cut-off Date Principal Balance) which are between [ ] and [ ] days past due. No Mortgage Loan is more than 59 days past due;

                  (iii) No Mortgage Note or Mortgage has been assigned or pledged, and the Seller has good and marketable title thereto and is the sole owner thereof and has the full right to transfer and sell the Mortgage Loans to the Purchaser free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest. Immediately upon the transfer and assignment herein contemplated, the Seller shall have transferred all of its right, title and interest in and to each Mortgage Loan to the Purchaser (or its assignee) and the Purchaser (or its assignee) will hold good, marketable and indefeasible title, to and be the sole owner of each Mortgage Loan subject to no Liens;

                  (iv) All parties to the Mortgage Notes and the Mortgages had legal capacity to enter into the Mortgage Notes and the Mortgages and to execute and deliver such Mortgage Note and Mortgage; the Mortgage Notes and the Mortgages have been duly and properly executed and delivered by such parties; the Mortgage Notes and the Mortgages are in every respect genuine and are the legal, valid, binding and enforceable obligations of the related Mortgagor; and the Mortgage Notes and the Mortgages contain customary, valid, legal and enforceable provisions which render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and
         (ii) otherwise by judicial or non-judicial foreclosure;

                  (v) The proceeds of the Mortgage Loans, including any escrows of such proceeds, have been fully disbursed; the Mortgage Notes and the Mortgages are not subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Notes or the Mortgages, or the exercise of any right thereunder, render the Mortgage Notes or Mortgages unenforceable, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

                  (vi) No Mortgagor has been released from liability on any Mortgage Note and no property has been released from the related Mortgage;

                  (vii) Any and all requirements of any federal, state or local law including without limitation, usury, truth in lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to the Mortgage Loans and the transfer thereof hereunder (including notice of transfer of servicing to the Servicer) have been complied with, in all material respects, in the origination, servicing and collection of the Mortgage Loans;

                  (viii) Each Mortgagor has executed a statement to the effect that such Mortgagor has received all disclosure materials including the notice of the right of cancellation or rescission required by applicable law with respect to the making of the Mortgage Loan and any waiver of any right of cancellation or rescission exercised by the Mortgagor was in accordance with applicable law and is binding on the Mortgagor;

                  (ix) Each Mortgage was recorded in the appropriate public office of land evidence records concurrently with the origination of such Mortgage Loan so as to perfect the lien of the Mortgage under the law of the jurisdiction in which the Mortgaged Property is located; and each Mortgage is a valid, subsisting and enforceable lien on such Mortgaged Property, including all improvements on the Mortgaged Property securing all advances made through the Closing Date, subject only to (a) the permitted prior encumbrance under the terms of the Mortgage Note, (b) the lien of current real property taxes and assessments not yet due and payable, (c) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to mortgage lending institutions generally and which do not adversely affect the use, value or marketability of the Mortgaged Properties, and (d) other matters to which like properties are commonly subject which do not materially interfere with or adversely affect the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property;

                  (x) The Seller has not received notice of: (1) any proceeding for the total or partial condemnation of any Mortgaged Property, (2) any subsequent, intervening mortgage, lien, attachment, lis pendens or other encumbrance affecting any Mortgaged Property or
         (3) or any default under any mortgage, lien or other encumbrance senior to each Mortgage;

                  (xi) To the best of Seller's knowledge, no Mortgagor in respect of a Mortgage Loan is deceased; there is no proceeding pending for relief by or against any such Mortgagor under the Federal Bankruptcy Code or any state insolvency law, except with respect to ___% of the Mortgage Loans by Cut-off Date Pool Principal Balance; and there are no circumstances or conditions with respect to a Mortgaged Property or any such Mortgagor that can reasonably be expected to cause the Mortgage Loan to become delinquent or to affect adversely the value or marketability of the Mortgaged Property;

                  (xii) Where required or customary in the jurisdiction in which the Mortgaged Property is located, the original lender has filed for record a request for notice of any action by a senior lienholder under a senior lien, and the original lender has notified any senior lienholder in writing of the existence of the Mortgage Loan and requested notification of any action to be taken against the Mortgagor by the senior lienholder;

                  (xiii) [Reserved]

                  (xiv) The appraisal made in connection with each Mortgage Loan was performed by a qualified appraiser in accordance with the requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 applicable to federally related mortgage loans;

                  (xv) To the best of the Seller's knowledge, all improvements which were considered in determining the appraised value of a Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property, and no improvements on adjoining properties encroach upon the Mortgaged Property;

                  (xvi) If a Mortgage is a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the applicable Mortgage, and no fees or expenses are or will become payable by Purchaser to the trustee under the deed of trust, except in connection with a trustee's sale after default by a Mortgagor;

                  (xvii) Each Mortgage Note and Mortgage contains a provision (a "due-on-sale clause") for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event the related Mortgaged Property is sold without the prior consent of the mortgagee thereunder, unless prohibited by the law of the jurisdiction in which the Mortgaged Property is located;

                  (xviii) The Mortgaged Properties consist of real property with a detached single family residence erected thereon, or a two-to-four family dwelling, which may be a mobile home or a manufactured home treated as real property, or an individual condominium unit or an individual unit in a planned unit development none of which is a cooperative apartment and is lawfully occupied under applicable law; and all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy, have been made or obtained from the appropriate authorities;

                  (xix) To the best of the Seller's knowledge, each Mortgaged Property is free of material damage and is in good repair;

                  (xx) To the best of the Seller's knowledge, there is no proceeding pending or threatened for the total or partial condemnation of any Mortgaged Property, nor is such a proceeding currently occurring;

                  (xxi) To the best of the Seller's knowledge, all parties which have had any interest in the Mortgage Loan, whether as originator, mortgagee, assignee, pledgee, servicer or otherwise, are (or, during the period in which they held and disposed of such interest, were) (i) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located and (ii)(A) organized under the laws of such state, or (B) qualified to do business in such state, or (C) federal savings and loan associations or national banks having principal offices in such state, or (D) not doing business in such state so as to require qualification or licensing;

                  (xxii) As of the Closing Date, the Mortgage File relating to each Mortgage Loan contains each of the documents and instruments specified to be included therein;

                  (xxiii) Each Mortgage Note in respect of a Mortgage Loan provides for level monthly payments sufficient to fully amortize the principal balance of such Mortgage Note on its maturity date. No Mortgage Loan provides for negative amortization;

                  (xxiv) With respect to each Mortgage Loan, either (i) a lenders title insurance policy, issued in standard American Land Title Association or California Land Title Association form, or other form acceptable in a particular jurisdiction, by a title insurance company authorized to transact business in the state in which the related Mortgaged Property is situated in an amount at least equal to the original principal balance of such Mortgage Loan insuring the mortgagees interest under the related Mortgage Loan as the holder of a valid first or second mortgage lien of record on the real property described in the Mortgage, was valid and in full force and effect on the date of the origination of such Mortgage Loan and as of the Closing Date or (ii) an attorneys opinion of title was prepared in connection with the origination of such Mortgage Loan;

                  (xxv) No more than [ ]% of the Mortgage Loans (by the Cut-Off Date Pool Principal Balance) are secured by Mortgaged Properties located within any single zip code area;

                  (xxvi) No Mortgage Loan is subject to the Home Ownership and Equity Protection Act of 1994;

                  (xxvii) The Mortgage Loans were not selected by the Seller for inclusion in the Trust on any basis intended to adversely affect the Trust [or the Certificate Insurer;]

                  (xxviii) Each Mortgage Loan was purchased by the Seller and underwritten pursuant to terms consistent with the guidelines set forth in the Prospectus Supplement;

                  (xxix) (a) No more than [ ]% of the Mortgage Loans (by Cut-Off Date Pool Principal Balance), are secured by real property improved by two- to four-family dwellings, (b) no more than [ ]% of the Mortgage Loans (by the Cut-Off Date Pool Principal Balance) are secured by condominiums and (c) at least [ ]% of the Mortgage

         Loans (by Cut-Off Date Pool Principal Balance), are secured by real property with a one-family residence erected thereon;

                  (xxx) No Mortgage Loan had a Combined Loan-to-Value Ratio at the time of origination of more than [ ]%;

                  (xxxi) No more than [ ]% of the Mortgage Loans (by Cut-Off Date Pool Principal Balance), are secured by Mortgaged Properties that are non-owner occupied properties;

                  (xxxii) [Reserved]

                  (xxxiii) As of the Closing Date, the Seller has not received a notice of default of a First Lien which has not been cured;

                  (xxxiv) The Seller has not transferred the Mortgage Loans to the Purchaser with any intent to hinder, delay or defraud any of its creditors;

                  (xxxv) No Mortgagor has requested relief under the Soldiers' and Sailors' Civil Relief Act of 1940, as amended;

                  (xxxvi) No more than [ ]% of the Mortgage Loans (by the Cut-Off Date Pool Principal Balance) are subject to a ground lease;

                  (xxxvii) The transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Depositor pursuant to this Agreement are not subject to the bulk transfer laws or any similar statutory provisions in effect in any applicable jurisdiction;

                  (xxxviii) No First Lien or Second Lien provides for negative amortization;

                  (xxxix) None of the Mortgage Loans are retail installment contracts for goods or services or are home improvement loans for goods or services, which would be either "consumer credit contracts" or "purchase money loans" as such terms are defined in 16 C.F.R.
         Section 433.1;

                  (xl) To the best of the Seller's knowledge, no Mortgaged Property was, as of the Cut-Off Date, located within a one-mile radius of any site listed in the National Priorities List as defined under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or on any similar state list of hazardous waste sites which are known to contain any hazardous substance or hazardous waste;

                  (xli) To the best knowledge of the Seller, no improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning law or regulation; and

                  (xlii) This Agreement is and shall remain at all times prior to the termination hereof an official record of the Seller as referred to in Section 13(e) of the Federal Deposit Insurance Act, as amended by 12 U.S.C. Section 1823(e).

         With respect to the representations and warranties set forth in this Section that are made to the best of the Seller's knowledge or as to which the Seller has no knowledge, if it is discovered by the Depositor, the Seller, the Servicer, [the Certificate Insurer] or the Trustee that the substance of such representation and warranty is inaccurate and such inaccuracy materially and adversely affects the value of the related Mortgage Loan then, notwithstanding the Seller's lack of knowledge with respect to the substance of such representation and warranty being inaccurate at the time the representation or warranty was made, such inaccuracy shall be deemed a breach of the applicable representation or warranty and the Seller shall cure such breach, repurchase the related Mortgage Loan at the Purchase Price or substitute an Eligible Substitute Mortgage Loan therefor pursuant to Section 2.06 hereof.

         (b) It is understood and agreed that the representations and warranties set forth in this Section shall survive the conveyance of the Mortgage Loans and the delivery of the respective Mortgage Files to the Trustee and the termination of the rights and obligations of the Servicer pursuant to Section 7.04 or 8.01. Upon discovery by the Depositor, the Seller, the Servicer, [the Certificate Insurer] or the Trustee of a breach of any of the foregoing representations and warranties, without regard to any limitation set forth therein concerning the knowledge of the Seller as to the facts stated therein, which materially and adversely affects the value of the related Mortgage Loan or the interests of the Trust, the Certificateholders or the [Certificate Insurer] in such Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties [and the Certificate Insurer]. Within days of its discovery or its receipt of notice of breach, the Seller shall use all reasonable efforts to cure such breach in all material respects or shall purchase such Mortgage Loan from the Trust or substitute an Eligible Substitute Mortgage Loan as provided in Section 2.06 for such Mortgage Loan. Any such purchase by the Seller shall be at the Purchase Price and in each case shall be accomplished in the manner set forth in Section 2.02. It is understood and agreed that the obligation of the Seller to cure, substitute or purchase any Mortgage Loan as to which such a breach has occurred and is continuing shall constitute the sole remedies against the Seller respecting such breach available to Certificateholders or the Trustee on behalf of Certificateholders.

         Section 2.05 Representations and Warranties of the Depositor. (a) The Depositor represents and warrants to the Trust and the Trustee on behalf of the Certificateholders as follows:

                  (i) This Agreement constitutes a legal, valid and binding obligation of the Depositor, enforceable against the Depositor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity);

                  (ii) Immediately prior to the sale and assignment by the Depositor to the Trustee on behalf of the Trust of each Mortgage Loan, the Depositor had good and equitable title to each Mortgage Loan (insofar as such title was conveyed to it by the Seller) subject to no prior lien, claim, participation interest, mortgage, security interest, pledge, charge or other encumbrance or other interest of any nature;

                  (iii) As of the Closing Date, the Depositor has transferred all right, title and interest in the Mortgage Loans to the Trustee on behalf of the Trust;

                  (iv) The Depositor has not transferred the Mortgage Loans to the Trustee on behalf of the Trust with any intent to hinder, delay or defraud any of its creditors; and

                  (v) The Depositor has been duly incorporated and is validly existing as a limited liability company in good standing under the laws of Delaware, with full power and authority to own its assets and conduct its business as presently being conducted.

         Section 2.06 Substitution of Mortgage Loans. (a) On a Determination Date which is on or before the date on which the Seller would otherwise be required to repurchase a Mortgage Loan under Section 2.02 or 2.04, the Seller may deliver to the Trustee one or more Eligible Substitute Mortgage Loans in substitution for any one or more of the Defective Mortgage Loans which the Seller would otherwise be required to repurchase pursuant to Sections 2.02 or
2.04. In connection with any such substitution, the Seller shall calculate the Substitution Adjustment, if any, and shall deposit such amount to the Collection Account on or before the Business Day prior to the Distribution Date in the month succeeding the calendar month during which the related Mortgage Loan became required to be purchased or replaced hereunder.

         (b) The Seller shall notify the Servicer, the Depositor and the Trustee in writing not less than five Business Days before the related Determination Date which is on or before the date on which the Seller would otherwise be required to repurchase such Mortgage Loan pursuant to Section
2.02 or 2.04 of its intention to effect a substitution under this Section
2.06. On such Determination Date (the "Substitution Date"), the Seller shall deliver to the Trustee (1) the Eligible Substitute Mortgage Loans to be substituted for the Defective Mortgage Loans, (2) a list of the Defective Mortgage Loans to be substituted for by such Eligible Substitute Mortgage Loans, (3) an Officer's Certificate (A) stating that no failure by the Servicer described in Section 8.01 shall have occurred and be continuing, (B) stating that the aggregate Principal Balance of all Eligible Substitute Mortgage Loans (determined with respect to each Eligible Substitute Mortgage Loan as of the Determination Date on which it was substituted) including the principal balance of Eligible Substitute Mortgage Loans being substituted on such Determination Date does not exceed an amount equal to % of the Pool Principal Balance as of the Closing Date, (C) stating that all conditions precedent to such substitution specified in subsection (a) have been satisfied and attaching as an exhibit a supplemental Mortgage Loan schedule (the "Supplemental Mortgage Loan Schedule") setting forth the same type of information as appears on the Mortgage Loan Schedule and representing as to the accuracy thereof and (D) confirming that the representations and warranties contained in Section 2.04 are true and correct in all material respects with respect to the Eligible Substitute Mortgage Loans on and as of such Determination Date, provided that remedies for the inaccuracy of such representations are limited as set forth in Sections 2.02, 2.04 and this
Section 2.06, and (4) a certificate stating that cash in the amount of the related Substitution Adjustment, if any, has been deposited to the Collection Account. Upon receipt of the foregoing, the Trustee shall release such Defective Mortgage Loans to the Seller without recourse, representation or warranty.

         (c) Concurrently with the satisfaction of the conditions set forth in Sections 2.06(a) and (b) above and the transfer of such Eligible Substitute Mortgage Loans to the Trustee on behalf of the Trust pursuant to Section 2.06(a), Exhibit C to this Agreement shall be deemed to be amended to exclude all Mortgage Loans being replaced by such Eligible Substitute Mortgage Loans and to include the information set forth on the Supplemental Mortgage Loan Schedule with respect to such Eligible Substitute Mortgage Loans, and all references in this Agreement to Mortgage Loans shall include such Eligible Substitute Mortgage Loans and be deemed to be made on or after the related Substitution Date, as the case may be, as to such Eligible Substitute Mortgage Loans.

         Section 2.07 Execution and Authentication of Certificates. The Trustee on behalf of the Trust shall cause to be executed, authenticated and delivered on the Closing Date to or upon the order of the Depositor, in exchange for the Mortgage Loans, concurrently with the sale, assignment and conveyance to the Trustee of the Mortgage Loans, the Class A Certificates in authorized denominations which, together with the Transferor Interest evidences the ownership of the entire Trust.

                                 ARTICLE III.

                         Administration and Servicing
                               of Mortgage Loans

         Section 3.01 The Servicer. (a) The Servicer, as independent contract servicer, shall service and administer the Mortgage Loans and shall have full power and authority, acting alone, to do any and all things in connection with such servicing and administration which the Servicer may deem necessary or desirable and consistent with the terms of this Agreement. The Servicer may enter into subservicing agreements for any servicing and administration of Mortgage Loans with any institution which (i) is in compliance with the laws of each state necessary to enable it to perform its obligations under such subservicing agreement, [(ii) is acceptable to the Certificate Insurer] and
(iii) (x) has been designated an approved Seller-Servicer by Freddie Mac or Fannie Mae for first and second mortgage loans or (y) is an affiliate of the Servicer. The Servicer shall give written notice to [the Certificate Insurer,] the Trustee and the Rating Agencies of the appointment of any subservicer. Any such subservicing agreement shall be consistent with and not violate the provisions of this Agreement and shall be in form and substance acceptable to [the Certificate Insurer].

         (b) Notwithstanding any subservicing agreement or any of the provisions of this Agreement relating to agreements or arrangements between the Servicer and a subservicer or reference to actions taken through a subservicer or otherwise, the Servicer shall remain obligated and primarily liable for the servicing and administering of the Mortgage Loans in accordance with the provisions of this Agreement without diminution of such obligation or liability by virtue of such subservicing agreements or arrangements or by virtue of indemnification from the subservicer and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Mortgage Loans. For purposes of this Agreement, the Servicer shall be deemed to have received payments on Mortgage Loans when the subservicer has received such payments. The Servicer shall be entitled to enter into any agreement with a subservicer for indemnification of the Servicer by such subservicer, and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

         (c) Any subservicing agreement that may be entered into and any transactions or services relating to the Mortgage Loans involving a subservicer in its capacity as such and not as an originator shall be deemed to be between the subservicer and the Servicer alone, and the Trustee and Certificateholders shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the subservicer except as set forth in Section 3.01(e). The Servicer shall be solely liable for all fees owed by it to any subservicer irrespective of whether the Servicer's compensation pursuant to this Agreement is sufficient to pay such fees.

         (d) In the event the Servicer shall for any reason no longer be the Servicer (including by reason of an Event of Default), the Trustee or its designee approved by [the Certificate Insurer] shall thereupon assume all of the rights and obligations of the Servicer under each subservicing agreement that the Servicer may have entered into, unless the Trustee or designee approved by the [Certificate Insurer] elects to terminate any subservicing agreement. Any fee payable in connection with such a termination will be payable by the outgoing Servicer. If the Trustee does not terminate a subservicing agreement, the Trustee, its designee or the successor servicer for the Trustee shall be deemed to have assumed all of the Servicer's interest therein and to have replaced the Servicer as a party to each subservicing agreement to the same extent as if the subservicing agreements had been assigned to the assuming party, except that the Servicer shall not thereby be relieved of any liability or obligations under the subservicing agreements with regard to events that occurred prior to the date the Servicer ceased to be the Servicer hereunder. The Servicer, at its expense and without right of reimbursement therefor, shall, upon the request of the Trustee, deliver to the assuming party all documents and records and afford the assuming party reasonable access (to the extent practicable) to the computer systems, electronic files and personnel as they relate to each subservicing agreement and the Mortgage Loans then being serviced and an accounting of amounts collected and held by it and otherwise use its best efforts to effect the orderly and efficient transfer of the subservicing agreements to the assuming party.

         (e) Consistent with the terms of this Agreement, the Servicer may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if in the Servicer's good faith determination such waiver, modification, postponement or indulgence is not materially adverse to the interests of the Certificateholders and the Certificate Insurer. No costs incurred by the Servicer in respect of Servicing Advances shall, for the purposes of distributions to Certificateholders, be added to the amount owing under the related Mortgage Loan. Without limiting the generality of the foregoing, the Servicer shall continue, and is hereby authorized and empowered to execute and deliver on behalf of the Trustee and each Certificateholder, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments with respect to the Mortgage Loans and with respect to the Mortgaged Properties. If reasonably required by the Servicer, the Trustee shall furnish the Servicer with limited powers of attorney and other documents necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties under this Agreement.

         Notwithstanding anything to the contrary contained herein, the Servicer, in servicing and administering the Mortgage Loans, shall employ or cause to be employed procedures (including collection, foreclosure and REO Property management procedures) and exercise the same care that it customarily employs and exercises in servicing and administering mortgage loans for its own account, in accordance with accepted mortgage servicing practices of prudent lending institutions servicing mortgage loans similar to the Mortgage Loans and giving due consideration to [the Certificate Insurer's] and the Certificateholders' reliance on the Servicer.

         (f) On and after such time as the Trustee receives the written resignation of, or notice of the removal of, the Servicer from its rights and obligations under this Agreement, and with respect to resignation pursuant to
Section 7.04, after receipt by the Trustee [and the Certificate Insurer] of the Opinion of Counsel required pursuant to Section 7.04, the Trustee or its designee approved by the Certificate Insurer shall assume all of the rights and obligations of the Servicer, subject to Section 8.02. The Servicer shall, upon request of the Trustee but at the expense of the Servicer, deliver to the Trustee all documents and records relating to the Mortgage Loans and an accounting of amounts collected and held by the Servicer and otherwise use its best efforts to effect the orderly and efficient transfer of servicing rights and obligations to the assuming party which may include reasonable on site access to the computer systems, electronic files and personnel of the Servicer during normal business hours.

         (g) The Servicer shall deliver a list of Servicing Officers to the Trustee [and the Certificate Insurer] on or before the Closing Date and shall revise such list from time to time, as appropriate, and shall deliver all revisions promptly to the Trustee [and the Certificate Insurer].

         (h) Consistent with the terms of this Agreement, the Servicer may consent to the placing of a lien senior to that of the Mortgage on the related Mortgaged Property; provided that such senior lien secures a mortgage loan that refinances a First Lien and the combined loan-to-value ratio of the related Mortgage Loan immediately following the refinancing (based on the outstanding principal balance of the Mortgage Loan and the original principal balance of such refinanced mortgage loan) is not greater than the Combined Loan-to-Value Ratio of such Mortgage Loan as of the date such Mortgage Loan was originated.

         Section 3.02 Collection of Certain Mortgage Loan Payments. (a) The Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans and shall, to the extent such procedures shall be consistent with this Agreement, follow such collection procedures as it follows with respect to mortgage loans in its servicing portfolio comparable to the Mortgage Loans. Consistent with the foregoing, and without limiting the generality of the foregoing, the Servicer may in its discretion (i) waive any prepayment penalty or late payment charge or any assumption fees or other fees which may be collected in the ordinary course of servicing such Mortgage Loan and (ii) arrange with a Mortgagor a schedule for the payment of interest due and unpaid; provided that such arrangement is consistent with the Servicer's policies with respect to the mortgage loans it owns or services.

         (b) The Servicer shall establish and maintain a separate trust account (the "Collection Account") titled "[ ], as Trustee, of [ ] Home Equity Loan Trust 200_-_, Collection Account." The Collection Account shall be an Eligible Account with an independent financial institution. No later than 12:00 noon New York time two Business Days prior to each Distribution Date (or, if a Deposit Event has occurred, within two Business Days following receipt thereof), the Servicer shall deposit into the Collection Account the following payments and collections received or made by it with respect to each Mortgage Loan (without duplication):

                  (i) all payments received on or after the Cut-Off Date on account of principal on the Mortgage Loans and all Principal Prepayments and Curtailments collected on and after the Cut-Off Date;

                  (ii) all payments received or advanced on or after the Cut-Off Date on account of interest on the Mortgage Loans;

                  (iii) all Net Liquidation Proceeds net of related Foreclosure Profits;

                  (iv) all Insurance Proceeds;

                  (v) any amounts payable in connection with the repurchase of any Mortgage Loan and the amount of any Substitution Adjustment pursuant to Sections 2.02, 2.04 and 2.06;

                  (vi) all Released Mortgaged Property Proceeds; and

                  (vii) any amount required to be deposited in the Collection Account pursuant to Sections 3.07, 3.21 or 5.05(e);

         provided, however, that with respect to each Due Period, the Servicer shall be permitted to retain (x) from payments in respect of interest on the Mortgage Loans, the Servicing Fee for such Due Period and (y) from payments from Mortgagors, Liquidation Proceeds, Insurance Proceeds and Released Mortgaged Property Proceeds, any unreimbursed Servicing Advances and Monthly Advances related thereto in accordance with Section 3.03 hereof. The foregoing requirements respecting deposits to the Collection Account are exclusive, it being understood that, without limiting the generality of the foregoing, the Servicer need not deposit in the Collection Account amounts representing Foreclosure Profits, fees (including annual fees) or late charge penalties payable by Mortgagors or amounts received by the Servicer for the accounts of Mortgagors for application toward the payment of taxes, insurance premiums, assessments and similar items.

         (c) All funds in the Collection Account shall be invested as provided in Section 5.05.

         Section 3.03 Withdrawals from the Collection Account. The Trustee shall withdraw or cause to be withdrawn funds from the Collection Account for the following purposes:

                  (i) two Business Days prior to each Distribution Date, to deposit the portion of Available Funds then in the Collection Account to the Distribution Account;

                  (ii) to reimburse the Servicer for any accrued unpaid Servicing Fees and for unreimbursed Monthly Advances and Servicing Advances to the extent not otherwise retained. The Servicer's right to reimbursement for unpaid Servicing Fees and unreimbursed Servicing Advances shall be limited to late collections on the related Mortgage Loan, including Liquidation Proceeds, Insurance Proceeds and such other amounts as may be collected by the Servicer from the related Mortgagor or otherwise relating to the Mortgage Loan in respect of which such reimbursed amounts are owed. The Servicer's right to reimbursement for unreimbursed Monthly Advances shall be limited to late collections of interest on any Mortgage Loan and to Liquidation Proceeds and Insurance Proceeds on related Mortgage Loans;

                  (iii) to withdraw any amount received from a Mortgagor that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code in accordance with a final, nonappealable order of a court having competent jurisdiction;

                  (iv) subject to Section 5.05 hereof, to make investments in Eligible Investments and to pay to the Servicer interest earned in respect of Eligible Investments or on funds deposited in the Collection Account;

                  (v) to withdraw any funds deposited in the Collection Account that were not required to be deposited therein or were deposited therein in error and to pay such funds to the appropriate Person after written notice of such error is received and verified by the Trustee;

                  (vi) to pay the Servicer servicing compensation pursuant to
         Section 3.09 to the extent not retained or paid pursuant to Sections 3.02(b) and 3.21;

                  (vii) to reimburse the Servicer for Nonrecoverable Advances that are not, with respect to aggregate Servicing Advances on any single Mortgage Loan or REO Property, in excess of the Principal Balance thereof and expenses incurred pursuant to Section 7.03;

                  (viii) to withdraw funds necessary for the conservation, operation, management, maintenance and disposition of REO Property pursuant to Section 3.07 to the extent not advanced by the Servicer; and

                  (ix) to clear and terminate the Collection Account upon the termination of this Agreement and to pay any amounts remaining therein to the Transferor.

         Section 3.04 Maintenance of Hazard Insurance; Property Protection Expenses. The Servicer shall cause to be maintained for each Mortgage Loan a blanket policy providing fire and hazard insurance naming the Servicer as loss payee thereunder providing coverage in an amount which is at least equal to the lesser of (i) the maximum insurable value of the improvements securing each Mortgage Loan from time to time, (ii) the combined principal balance owing on each Mortgage Loan and any mortgage loan senior to such Mortgage Loan and (iii) the minimum amount required to compensate for damage or loss on a replacement cost basis. The Servicer shall also maintain on property acquired upon foreclosure, or by deed in lieu of foreclosure, hazard insurance with extended coverage in an amount which is at least equal to the lesser of (i) the maximum insurable value from time to time of the improvements which are a part of such property, (ii) the combined principal balance owing on such Mortgage Loan and any mortgage loan senior to such Mortgage Loan and (iii) the minimum amount required to compensate for damage or loss on a replacement cost basis at the time of such foreclosure, fire and or deed in lieu of foreclosure plus accrued interest and the good-faith estimate of the Servicer of related Servicing Advances to be incurred in connection therewith. Amounts collected by the Servicer under any such policies in connection with the Mortgage Loans, together with the deductible amounts which are applicable pursuant to the terms of such policy, shall be deposited in the Collection Account to the extent called for by Section 3.02. In cases in which any Mortgaged Property is located in a federally designated flood area, the hazard insurance to be maintained for the related Mortgage Loan shall include flood insurance to the extent such flood insurance is available and the Servicer has determined such insurance to be necessary in accordance with accepted second mortgage loan servicing standards.

         Section 3.05 Maintenance of Mortgage Impairment Insurance. In the event that the Servicer shall obtain and maintain a blanket policy consistent with prudent industry standards with an insurer either (A) having a General Policy rating of A.VIII or better in Best's Key Rating Guide, or [(B) approved by the Certificate Insurer, such approval not to be unreasonably withheld,] insuring against fire and hazards of extended coverage on all of the Mortgage Loans, then, to the extent such policy names the Servicer or its designee as loss payee and provides coverage in an amount equal to the aggregate unpaid principal balance on the Mortgage Loans without co-insurance, and otherwise complies with the requirements of Section 3.04, the Servicer shall be deemed conclusively to have satisfied its obligations with respect to fire and hazard insurance coverage under Section 3.04, it being understood and agreed that such blanket policy may contain a deductible clause, in which case the Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with Section 3.04, and there shall have been a loss which would have been covered by such policy, deposit in the Collection Account the difference, if any, between the amount that would have been payable under a policy complying with Section 3.04 and the amount paid under such blanket policy. Upon the request of [the Certificate Insurer or] the Trustee, the Servicer shall cause to be delivered to [the Certificate Insurer or] the Trustee, as the case may be, a certified true copy of such policy. In connection with its activities as administrator and servicer of the Mortgage Loans, the Servicer agrees to prepare and present, on behalf of itself, the Trustee, [the Certificate Insurer] and Certificateholders, claims under any such policy in a timely fashion in accordance with the terms of such policy.

         Section 3.06 [Reserved]

         Section 3.07 Management and Realization Upon Defaulted Mortgage Loans. The Servicer shall manage, conserve, protect and operate each REO Property for the Certificateholders solely for the purpose of its prudent and prompt disposition and sale. The Servicer shall, either itself or through an agent selected by the Servicer, manage, conserve, protect and operate the REO Property in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account, and in the same manner that similar property in the same locality as the REO Property is managed. The Servicer shall attempt to sell the same (and may temporarily rent the same) on such terms and conditions as the Servicer deems to be in the best interest of the Certificateholders [and the Certificate Insurer].

         If a Deposit Event has occurred, the Servicer shall cause to be deposited, within two Business Days of receipt thereof or if a Deposit Event has not occurred, the Servicer shall cause to be deposited two Business Days prior to the related Distribution Date, in the Collection Account, all revenues received with respect to the related REO Property and shall retain, or cause the Trustee to withdraw therefrom, funds necessary for the proper operation, management and maintenance of the REO Property and the fees of any managing agent acting on behalf of the Servicer.

         The disposition of REO Property shall be carried out by the Servicer for cash at such price, and upon such terms and conditions, as the Servicer deems to be in the best interest of the Certificateholders and, as soon as practicable thereafter, the expenses of such sale shall be paid. The cash proceeds of sale of the REO Property shall be promptly deposited in the Collection Account in accordance with Section 3.02, net of Foreclosure Profits and of any related unreimbursed Servicing Advances, accrued and unpaid Servicing Fees and unreimbursed Monthly Advances payable to the Servicer in accordance with Section 3.03, for distribution to the Certificateholders in accordance with Section 5.01.

         The decision of the Servicer to foreclose on a defaulted Mortgage Loan shall be subject to a determination by the Servicer that the proceeds of such foreclosure would exceed the costs and expenses of bringing such a proceeding and if such determination cannot be made, the Servicer shall deal with such Mortgage Loan in a manner consistent with the servicing standard in
Section 3.01 hereof.

         In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be issued to the Trustee or its nominee on behalf of Certificateholders and [the Certificate Insurer].

         If the Servicer has actual knowledge that a Mortgaged Property which the Servicer is acquiring in foreclosure or by deed in lieu of foreclosure is located within a one-mile radius of any site with environmental or hazardous waste risks known to the Servicer, the Servicer will notify the Trustee [and the Certificate Insurer] prior to acquiring the Mortgaged Property. Nothing in this Section 3.07 shall affect the Servicer's right to deem certain advances proposed to be made Nonrecoverable Advances. For the purpose of this Section 3.07, actual knowledge of the Servicer means actual knowledge of a Responsible Officer of the Servicer involved in the servicing of the relevant Mortgage Loan. Actual knowledge of the Servicer does not include knowledge imputable by virtue of the availability of or accessibility to information relating to environmental or hazardous waste sites or the locations thereof.

         Section 3.08 Trustee to Cooperate. Upon any Principal Prepayment in full, the Servicer is authorized to execute, pursuant to the authorization contained in Section 3.01(f), an instrument of satisfaction regarding the related Mortgage, which instrument of satisfaction shall be recorded by the Servicer if required by applicable law and be delivered to the Person entitled thereto. It is understood and agreed that no expenses incurred in connection with such instrument of satisfaction or transfer shall be reimbursed from amounts deposited in the Collection Account. If the Trustee is holding the Mortgage Files, from time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, the Trustee shall, upon request of the Servicer and delivery to the Trustee of a Request for Release, in the form attached hereto as Exhibit G, signed by a Servicing Officer, release the related Mortgage File to the Servicer, and the Trustee shall execute such documents, in the forms provided by the Servicer, as shall be necessary for the prosecution of any such proceedings or the taking of other servicing actions. Such Request for Release shall obligate the Servicer to return the Mortgage File to the Trustee when the need therefor by the Servicer no longer exists unless the Mortgage Loan shall be liquidated, in which case, upon receipt of a certificate of a Servicing Officer similar to that hereinabove specified, the Request for Release shall be released by the Trustee to the Servicer.

         In order to facilitate the foreclosure of the Mortgage securing any Mortgage Loan that is in default following recordation of the related Assignment of Mortgage in accordance with the provisions hereof, the Trustee shall, if so requested in writing by the Servicer, execute an appropriate assignment in the form provided to the Trustee by the Servicer to assign such Mortgage Loan for the purpose of collection to the Servicer (any such assignment shall unambiguously indicate that the assignment is for the purpose of collection only) and, upon such assignment, such assignee for collection will thereupon bring all required actions in its own name and otherwise enforce the terms of the Mortgage Loan and deposit or credit the Net Liquidation Proceeds, exclusive of Foreclosure Profits, received with respect thereto in the Collection Account. In the event that all delinquent payments due under any such Mortgage Loan are paid by the Mortgagor and any other defaults are cured then the assignee for collection shall promptly reassign such Mortgage Loan to the Trustee and return it to the place where the related Mortgage File was being maintained.

         Section 3.09 Servicing Compensation; Payment of Certain Expenses by Servicer. Subject to Section 3.21, the Servicer shall be entitled to retain the Servicing Fee in accordance with Section 3.02 as compensation for its services in connection with servicing the Mortgage Loans. Moreover, additional servicing compensation in the form of prepayment penalties, late payment charges, bad check charges or assumption fees, any Net Simple Interest Excess for the related Due Period or other receipts not required to be deposited in the Collection Account, including, without limitation, Foreclosure Profits and, subject to Section 5.05(e), investment income on the Collection Account shall be retained by the Servicer. The Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder (including payment of all other fees and expenses not expressly stated hereunder to be for the account of the Trust or the Certificateholders) and shall not be entitled to reimbursement therefor except as specifically provided herein.

         Section 3.10 Annual Statement as to Compliance. (a) The Servicer will deliver to the Trustee, [the Certificate Insurer] and the Rating Agencies, on or before the last day of the fifth month following the end of the Servicer's fiscal year ended [December 31], beginning in 200_ (for the fiscal year ending December [ ]), an Officer's Certificate stating that (i) to the best knowledge of such person, the Servicer has fully complied in all material respects with the provisions of Article III and V, if applicable, (ii) a review of the activities of the Servicer during the preceding fiscal year (or such shorter period as is applicable in the case of the first report) and of its performance under this Agreement has been made under such officer's supervision and (iii) to the best of such officer's knowledge, based on such review, the Servicer has fulfilled all its material obligations under this Agreement throughout such fiscal year or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof. The Servicer shall promptly notify the Depositor, the Trustee, [the Certificate Insurer] and the Rating Agencies upon any change in the basis on which its fiscal year is determined.

         (b) The Servicer shall deliver to the Trustee, the Depositor, [the Certificate Insurer] and each of the Rating Agencies, promptly after having obtained knowledge thereof, but in no event later than five Business Days thereafter, written notice by means of an Officer's Certificate of any event which, with the giving of notice or the lapse of time or both, would become an Event of Default.

         Section 3.11 Annual Servicing Report. On or before the last day of the fifth month following the end of the Servicer's fiscal year, beginning in 200_ (for the fiscal year ending [ ]), the Servicer, at its expense, shall cause a firm of independent public accountants to furnish a letter or letters to the Depositor, the Trustee, [the Certificate Insurer] and the Rating Agencies to the effect that such firm has, with respect to the Servicer's overall servicing operations, examined such operations in accordance with the requirements of the Uniform Single Attestation Program for Mortgage Bankers, and stating such firm's conclusions relating thereto.

         Section 3.12 Access to Certain Documentation and Information Regarding the Mortgage Loans. The Servicer shall provide to the Trustee, [the Certificate Insurer] and Certificateholders which are federally insured savings and loan associations, the Office of Thrift Supervision, the FDIC and the supervisory agents and examiners of the Office of Thrift Supervision access to the documentation regarding the Mortgage Loans required by applicable regulations of the Office of Thrift Supervision and the FDIC (acting as operator of the SAIF or the BIF), such access being afforded without charge but only upon reasonable request and during normal business hours at the offices of the Servicer. Nothing in this Section shall derogate from the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Mortgagors and the failure of the Servicer to provide access as provided in this Section as a result of such obligation shall not constitute a breach of this Section.

         Section 3.13 [Reserved]

         Section 3.14 [Reserved]

         Section 3.15 Reports of Foreclosures and Abandonments of Mortgaged Properties, Returns Relating to Mortgage Interest Received from Individuals and Returns Relating to Cancellation of Indebtedness. The Servicer shall make reports of foreclosures and abandonments of any Mortgaged Property for each year beginning in [ ]. The Servicer shall file reports relating to each instance occurring during the previous calendar year in which the Servicer (i) on behalf of the Trust acquires an interest in any Mortgaged Property through foreclosure or other comparable conversion in full or partial satisfaction of a Mortgage Loan or (ii) knows or has reason to know that any Mortgaged Property has been abandoned. The reports from the Servicer shall be in form and substance sufficient to meet the reporting requirements imposed by Sections 6050J, 6050H and 6050P of the Code.

         Section 3.16 Advances by the Servicer. (a) Not later than the close of business on the second Business Day prior to each Distribution Date, the Servicer shall remit to the Trustee for deposit in the Distribution Account an amount to be distributed on such Distribution Date pursuant to Section 5.01, equal to the interest accrued on each Mortgage Loan through the related Due Date, but not received as of the close of business on the last day of the related Due Period (net of the Servicing Fee); such amount being defined herein as the "Monthly Advance". The Servicer may fund all or a portion of the Monthly Advance with respect to the Mortgage Loans by instructing the Trustee on the related Determination Date to use funds deposited in the Collection Account which are not part of Available Funds for the related Distribution Date; provided that if such funds are so used the Servicer on notice to the Trustee shall replace such funds on or before any subsequent Determination Date on which such funds are required to be part of the Available Funds.

         (b) Notwithstanding anything herein to the contrary, no Servicing Advance or Monthly Advance shall be required to be made hereunder if the Servicer determines in its good faith business judgment, and provides the Trustee with an Officer's Certificate to the effect, that such Servicing Advance or Monthly Advance would, if made, constitute a Nonrecoverable Advance.

         Section 3.17 [Reserved]

         Section 3.18 Assumption Agreements. When a Mortgaged Property has been or is about to be conveyed by the Mortgagor, the Servicer shall, to the extent it has knowledge of such conveyance or prospective conveyance, exercise its right to accelerate the maturity of the related Mortgage Loan under any "due-on-sale" clause contained in the related Mortgage or Mortgage Note; provided, however, that the Servicer shall not exercise any such right if the "due-on-sale" clause, in the reasonable belief of the Servicer, is not enforceable under applicable law. The Servicer shall to the extent it has knowledge of such conveyance or prospective conveyance, be authorized to enter into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person shall become liable under the Mortgage Note and, unless prohibited by applicable law, the Mortgagor shall remain liable thereon. The Servicer, in accordance with accepted mortgage loan servicing standards for mortgage loans similar to the Mortgage Loans, is also authorized to enter into a substitution of liability whereby such person is substituted as Mortgagor and becomes liable under the Mortgage Note. The Servicer shall notify the Trustee [and the Certificate Insurer] that any such substitution or assumption agreement has been completed by forwarding to the Trustee the original of such substitution or assumption agreement, which original shall be added by the Trustee to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof. In connection with any assumption or substitution agreement entered into pursuant to this Section, the Servicer shall not change the Loan Rate or the Monthly Payment, defer or forgive the payment of principal or interest, reduce the outstanding principal amount or extend the final maturity date on such Mortgage Loan. Any fee collected by the Servicer for consenting to such conveyance or entering into such modification shall be retained by or paid to the Servicer as additional servicing compensation.

         Notwithstanding the foregoing paragraph or any other provision of this Agreement, the Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or any assumption which the Servicer may be restricted by law from preventing, for any reason whatsoever.

         Section 3.19 Payment of Taxes, Insurance and Other Charges. With respect to each Mortgage Loan, the Servicer shall not be required to maintain records relating to payment of taxes or insurance (including hazard insurance).

         Section 3.20 Optional Purchase of Defaulted Mortgage Loans. The Servicer, in its sole discretion, shall have the right, but not an obligation to elect (by written notice sent to the Trustee) to purchase for its own account from the Trust any Mortgage Loan which is 90 days or more past due in the manner and at the price specified in Section 2.02. The Servicer shall not purchase an aggregate amount of defaulted Mortgage Loans in excess of [ ]% of the Cut-Off Date Pool Principal Balance. The Purchase Price for any Mortgage Loan purchased hereunder shall be deposited in the Collection Account. The Trustee, upon written notice of the receipt of such deposit, shall release or cause to be released to the purchaser of such Mortgage Loan the related Mortgage File and shall execute and deliver such instruments of transfer or assignment prepared by the purchaser of such Mortgage Loan, in each case without recourse, as shall be necessary to vest in the purchaser of such Mortgage Loan any Mortgage Loan released pursuant hereto and the purchaser of such Mortgage Loan shall succeed to all the Trust's right, title and interest in and to such Mortgage Loan and all security and documents related thereto. Such assignment shall be an assignment outright and not for security. The purchaser of such Mortgage Loan shall thereupon own such Mortgage Loan, and all security and documents, free of any further obligation to the Trustee or the Certificateholders with respect thereto.

         Section 3.21 Compensating Interest. Not later than the close of business on the second Business Day prior to each Distribution Date, the Servicer shall remit to the Collection Account an amount equal to the lesser of (A) the aggregate of the Prepayment Interest Shortfalls for the related Distribution Date resulting from Principal Prepayments during the related Due Period and (B) its aggregate Servicing Fees received in the related Due Period. The Servicer shall not have the right to reimbursement for any amounts deposited to the Collection Account pursuant to this Section.

                                 ARTICLE IV.

                       [The Certificate Insurance Policy

         Section 4.01 The Certificate Insurance Policy. As soon as possible, and in no event later than 3:00 p.m., New York time, on the third Business Day immediately preceding each Distribution Date, the Trustee shall determine the amount of Available Funds (net of any Insured Payments) for such Distribution Date minus the amount of any Premium Amount and Trustee Fee to be paid on such Distribution Date.

         If for any Distribution Date a Deficiency Amount exists, the Trustee shall complete a notice in the form set forth as Exhibit A to the Certificate Insurance Policy (the "Notice") and shall submit such Notice to the Fiscal Agent no later than 12:00 noon, New York time, on the second Business Day preceding such Distribution Date. The Notice shall constitute a claim for an Insured Payment pursuant to the Certificate Insurance Policy for an amount equal to the Deficiency Amount. Upon receipt of the Insured Payment, at or prior to the latest time payments of the Insured Payment are to be made by the Certificate Insurer pursuant to the Certificate Insurance Policy, on behalf of the Class A Certificateholders, the Trustee shall deposit such

Insured Payments in the Distribution Account and shall distribute such Insured Payments only in accordance with Section 5.01(a)(ii) and (iii).

         The Trustee shall receive, as attorney-in-fact of each Holder of a Class A Certificate, any Insured Payment from the Certificate Insurer and disburse the same to each Holder of a Class A Certificate in accordance with the provisions of Article V. Insured Payments disbursed by the Trustee from proceeds of the Certificate Insurance Policy shall not be considered payment by the Trust nor shall such payments discharge the obligation of the Trust with respect to such Class A Certificate, and the Certificate Insurer shall become the owner of such unpaid amounts due from the Trust in respect of such Insured Payments as the deemed assignee of such Holder and shall be entitled to be reimbursed therefore in accordance with Section 5.01. The Trustee hereby agrees on behalf of each Holder of a Class A Certificate for the benefit of the Certificate Insurer that it and they recognize that to the extent the Certificate Insurer makes Insured Payments, either directly or indirectly (as by paying through the Trustee), to the Class A Certificateholders, the Certificate Insurer will be entitled to be reimbursed therefore in accordance with Section 5.01.

         Section 4.02 [Reserved]

         Section 4.03 Claims Upon the Certificate Insurance Policy. The Trustee shall comply with the provisions of the Certificate Insurance Policy with respect to claims upon the Certificate Insurance Policy.

         The Trustee shall keep a complete and accurate record of the amount of interest and principal paid in respect of any Class A Certificate from moneys received under the Certificate Insurance Policy. The Certificate Insurer shall have the right to inspect such records at reasonable times during normal business hours upon one Business Day's prior written notice to the Trustee.

         The Trustee shall promptly notify the Certificate Insurer of any proceeding or the institution of any action, of which a Responsible Officer of the Trustee has actual knowledge, seeking the avoidance as a preferential transfer under the Bankruptcy Code (a "Preference Claim") of any distribution made with respect to the Class A Certificates. Each Certificateholder of Class A Certificates, by its purchase of Class A Certificates, the Servicer, the Seller and the Trustee hereby agree that the Certificate Insurer (so long as no Certificate Insurer Default exists) may at any time during the continuation of any proceeding relating to a Preference Claim direct all matters relating to such Preference Claim, including, without limitation, (i) the direction of any appeal of any order relating to such Preference Claim and (ii) the posting of any surety, supersedeas or performance bond pending any such appeal.]

                                  ARTICLE V.

                Payments and Statements to Certificateholders;
                         Rights of Certificateholders

         Section 5.01 Distributions. (a) On each Distribution Date, the Trustee shall withdraw from the Distribution Account the Available Funds and make distributions thereof as described below and to the extent of the Available Funds in the following order of priority:

                  (i) [ to the Trustee, the Trustee Fee for such Distribution Date and [to the Certificate Insurer], the Premium Amount owing to the Certificate Insurer under the Insurance Agreement;]

                  (ii) to the holders of the Class A Certificates an amount equal to the Class Interest Distribution for the related Distribution Date;

                  (iii) to the holders of the Class A Certificates, the Class A Principal Distribution Amount (other than the portion thereof representing Distributable Excess Spread) for such Distribution Date;

                  (iv) [ to the Certificate Insurer, the Reimbursement Amount owing to the Certificate Insurer hereunder;]

                  (v) sequentially, to the holders of the Class A
         Certificates, to the extent of Available Funds remaining, the Distributable Excess Spread for such Distribution Date;

                  (vi) to the Servicer, the amount of any accrued and unpaid Servicing Fee;

                  (vii) to the Servicer, the amount of Nonrecoverable Advances not previously reimbursed;

                  [(viii) to the Certificate Insurer, any other amounts owing to the Certificate Insurer under the Insurance Agreement;] and

                  (ix) to the Transferor, the balance.

         (b) Method of Distribution. The Trustee shall make distributions in respect of a Distribution Date to each Certificateholder of record on the related Record Date (other than as provided in Section 10.01 respecting the final distribution), in the case of Certificateholders, by check or money order mailed to such Certificateholder at the address appearing in the Certificate Register, or, upon written request by a Certificateholder delivered to the Trustee at least five Business Days prior to such Record Date, by wire transfer to an account with a banking or financial institution in the United States (but only if such Certificateholder is the Depository or such Certificateholder owns of record one or more Certificates aggregating at least $1,000,000 Original Certificate Principal Balance) and, in the case of the Transferor, by wire transfer to an account with a banking or financial institution in the United States. Distributions among Certificateholders shall be made in proportion to the Percentage Interests evidenced by the Certificates held by such Certificateholders.

         (c) Distributions on Book-Entry Certificates. Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, which shall credit the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Certificate Owners that it represents. All such credits and disbursements with respect to a Book-Entry Certificate are to be made by the Depository and the Depository Participants in accordance with the provisions of the Certificates. None of the Trustee, the Paying Agent, the Certificate Registrar, the Seller, the Servicer, the Certificate Insurer or the Seller shall have any responsibility therefor except as otherwise provided by applicable law.

         (d) [ Distribution of Insured Payments. With respect to any Distribution Date, in the event of an Insured Payment, the Trustee shall make such payments from the amount drawn under the Certificate Insurance Policy pursuant to Section 4.01 for such Distribution Date in accordance with Section 5.01(a)(ii) and (iii). The Certificate Insurer shall be deemed to be the assignee of the Holders of the Class A Certificates to the extent of any amount of Insured Payments disbursed by the Trustee from proceeds of the Certificate Insurance Policy and to such extent, shall be the subrogee of each such Holder of the Class A Certificates; provided, however, that any such right of subrogation inuring to the Certificate Insurer hereunder or otherwise shall be and is subordinated to the rights under this Agreement of the Holders of the Class A Certificates and in accordance with Section 5.01(a).]

         Section 5.02 [Reserved]

         Section 5.03 Statements. (a) Not later than 12:00 noon, New York time, on each Determination Date, the Servicer shall deliver to the Trustee a monthly report (the "Monthly Report") in a form and format mutually agreeable to the Servicer and the Trustee containing the information set forth in Exhibit D hereto as to each Mortgage Loan as of the end of the preceding Due Period and such other information as the Trustee shall reasonably require, including, without limitation, all information necessary to enable the Trustee to make the payments required by Section 5.01(a). Each Monthly Report shall be an Officer's Certificate. On the Business Day preceding the Distribution Date, the Trustee shall deliver to the Servicer[, the Certificate Insurer] and the Depositor, by telecopy, with a hard copy thereof to be delivered on such Distribution Date, a statement (the "Trustee's Remittance Report") (based solely on the information contained on the Monthly Report) containing the information set forth below with respect to such Distribution Date:

                  (i) The Available Funds, the Certificate Rate [and the amount of the Insured Payment], if any, for the related Distribution Date;

                  (ii) The Class Principal Balance, the Pool Principal Balance as reported in the prior Trustee's Remittance Report or, in the case of the first Determination Date, the original Class Principal Balance of each Class and the Cut-Off Date Pool Principal Balance;

                  (iii) The aggregate amount of collections received on the Mortgage Loans on or prior to such Determination Date in respect of the preceding Due Period, separately stating the amounts received in respect of principal and interest;

                  (iv) The number and Principal Balances of all Mortgage Loans that were the subject of Principal Prepayments during the related Due Period;

                  (v) The amount of all Curtailments that were received during the Due Period;

                  (vi) The principal portion of all Monthly Payments received during the Due Period;

                  (vii) The interest portion of all Monthly Payments received on the Mortgage Loans during the Due Period;

                  (viii) The amount required to be paid by the Seller (reported separately) pursuant to Sections 2.02, 2.04 or 2.06;

                  (ix) The amount of the Monthly Advances and the Compensating Interest payment to be made with respect to such Distribution Date;

                  (x) The Class A Principal Distribution Amount for the related Distribution Date, the portion thereof to be distributed on each Class of Certificates then entitled to distributions of principal and the Class Interest Distribution for the related Distribution Date to be distributed on each Class of Certificates;

                  (xi) The amount, if any, of the Outstanding Class Interest Carryover Shortfall for each Class after giving effect to the distributions on the related Distribution Date;

                  (xii) The amount to be distributed to the Transferor for the related Distribution Date;

                  (xiii) The Class Principal Balance after giving effect to the distributions to be made on the related Distribution Date;

                  (xiv) The weighted average remaining term to maturity of the Mortgage Loans and the weighted average Loan Rate;

                  (xv) (a) The Servicing Fee to be paid to the Servicer and [(b) the amounts paid to the Certificate Insurer,] separately stated, and [the Reimbursement Amount to be paid to the Certificate Insurer pursuant to Section 5.01(a)(iv) and other amounts due and owing to the Certificate Insurer under the Insurance Agreement and to be paid pursuant to Section 5.01(a)(viii)];

                  (xvi) The amount of all payments or reimbursements to the Servicer pursuant to Section 3.03;

                  (xvii) The Overcollateralization Amount, the
         Overcollateralization Release Amount, the Targeted
         Overcollateralization Amount and the Distributable Excess Spread for such Distribution Date;

                  (xviii) The number of Mortgage Loans outstanding at the beginning and at the end of the related Due Period;

                  (xix) The Pool Principal Balance as of the end of the Due Period related to such Distribution Date;

                  (xx) The number and aggregate Principal Balances of Mortgage Loans (w) as to which the Monthly Payment is delinquent for 30-59 days, 60-89 days and 90 or more days, respectively, (x) that have become REO Properties, in each case as of the end of the preceding Due Period, (y) that are in foreclosure and (z) the Mortgagor of which is the subject of any bankruptcy or insolvency proceeding;

                  (xxi) The unpaid principal amount of all Mortgage Loans that became Liquidated Mortgage Loans during such Due Period;

                  (xxii) The Net Liquidation Proceeds received during such Due Period;

                  (xxiii) The book value (within the meaning of 12 C.F.R.
         Section 571.13 or comparable provision) of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure;

                  (xxiv) Whether a Trigger Event has occurred or is continuing;

                  (xxv) Such other information as is required by the Code and regulations thereunder to be made available to Holders of the Regular Certificates;

                  [(xxvi) The aggregate Premium Amount to be paid to the Certificate Insurer pursuant to Section 5.01(a)(i);]

                  (xxvii) For so long as the Servicer is the Seller, the Rating Agencies ratings of the long-term unsecured debt of the Seller; and

                  (xxviii) Cumulative Liquidation Loan Losses and the 90 Day+ Rolling Average as of such Distribution Date; and

                  (xxix) The number and aggregate Principal Balance of all Mortgage Loans purchased by the Servicer pursuant to Section 3.20 for
         (i) the related Due Period and (ii) for all Due Periods since the Cut-Off Date.

         The Trustee shall forward such report concurrently with each distribution to the Certificateholders, the Rating Agencies, the Certificate Insurer, Bloomberg (at 499 Park Avenue, New York, New York 10022, Attention: [ ]) and [ ] on the related Distribution Date. The Trustee may fully rely upon and shall have no liability with respect to information provided by the Servicer.

         To the extent that there are inconsistencies between the telecopy of the Trustee's Remittance Report and the hard copy thereof, the Servicer may rely upon the latter.

         In the case of information furnished pursuant to subclauses (vii),
(x) and (xi) above, the amounts shall be expressed in a separate section of the report as a dollar amount for each Class for each $1,000 original dollar amount as of the Cut-Off Date.

         (b) Within a reasonable period of time after the end of each calendar year, the Trustee shall furnish to each Person who at any time during the calendar year was a Certificateholder of a Regular Certificate, if requested in writing by such Person, such information as is reasonably necessary to provide to such Person a statement containing the information set forth in subclause (xxv) above, aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be prepared and furnished by the Trustee to Certificateholders pursuant to any requirements of the Code as are in force from time to time.

         (c) On each Distribution Date, the Trustee shall forward to the Transferor a copy of the reports forwarded to the Regular Certificateholders in respect of such Distribution Date with such other information as the Trustee deems necessary or appropriate.

         (d) Within a reasonable period of time after the end of each calendar year, the Trustee shall deliver to each Person who at any time during the calendar year was a Transferor, if requested in writing by such Person, such information as is reasonably necessary to provide to such Person a statement containing the information provided pursuant to the previous paragraph aggregated for such calendar year or applicable portion thereof during which such Person was a Transferor. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be prepared and furnished to Certificateholders by the Trustee pursuant to any requirements of the Code as from time to time in force.

         Section 5.04 Distribution Account. The Trustee shall establish with [ ] a separate trust account (the "Distribution Account") titled "[ ], as Trustee, of [ ] Home Equity Loan Trust 200_-_ Distribution Account." The Distribution Account shall be an Eligible Account. The Trustee shall deposit amounts representing payments on and any collections in respect of the Mortgage Loans received by it, if any, immediately following receipt thereof, including, without limitation, all amounts withdrawn from the Collection Account pursuant to Section 3.03 for deposit to the Distribution Account. Amounts on deposit in the Distribution Account may be invested in Eligible Investments pursuant to Section 5.05.

         Section 5.05 Investment of Accounts. (a) So long as no Event of Default shall have occurred and be continuing, and consistent with any requirements of the Code, all or a portion of any Account held by or in the name of the Trustee shall be invested and reinvested by the Trustee, as directed in writing by the Servicer, in one or more Eligible Investments bearing interest or sold at a discount; such direction to be signed by a Servicing Officer. If an Event of Default shall have occurred and be continuing or if the Servicer does not provide investment directions, the Trustee shall invest all Accounts in Eligible Investments described in paragraphs (v) or (vi) of the definition of Eligible Investments. No such investment in any Account shall mature later than the Business Day immediately preceding the next Distribution Date.

         (b) If any amounts are needed for disbursement from any Account held by the Trustee and sufficient uninvested funds are not available to make such disbursement, the Trustee shall cause to be sold or otherwise converted to cash a sufficient amount of the investments in such Account. No liquidation of amounts of investments in an Account will be required prior to maturity unless the proceeds are needed for disbursements.

         (c) The Trustee shall not in any way be held liable for the selection of Eligible Investments to be purchased or sold pursuant to this Section or by reason of any investment loss or charge or any insufficiency in any Account held by or in the name of the Trustee resulting from any investment loss on any Eligible Investment included therein unless the Trustee's failure to perform in accordance with this Section is the cause of such loss or charge except to the extent that the Trustee is the obligor and has defaulted thereon. The Trustee shall have no liability in respect of losses incurred as a result of the liquidation of any Eligible Investment prior to its stated maturity or the failure of the Servicer to provide timely written investment direction.

         (d) The Trustee shall invest and reinvest funds in the Accounts held by or in the name of the Trustee, to the fullest extent practicable, in such manner as the Servicer shall from time to time direct as set forth in Section 5.05(a), but only in one or more Eligible Investments.

         (e) So long as no Event of Default shall have occurred and be continuing, all net income and gain realized from investment of, and all realized earnings on, funds deposited in the Collection Account and the Distribution Account shall be for the benefit of the Servicer as servicing compensation (in addition to the Servicing Fee), and shall be subject to withdrawal on or before the first Business Day of the month following the month in which such income or gain is received. The Servicer shall deposit in the Collection Account and the Distribution Account the amount of any loss incurred in respect of any Eligible Investment held therein which is in excess of the income and gain thereon immediately upon realization of such loss from its own funds, without any right to reimbursement therefor.

                                 ARTICLE VI.

                               The Certificates

         Section 6.01 The Certificates. The Class A Certificates shall be substantially in the form set forth in Exhibit A hereto, and shall, on original issue, be executed, authenticated and delivered by the Trustee to or upon the order of the Depositor concurrently with the sale and assignment to the Trustee of the Trust. The Class A Certificates shall be initially evidenced by one or more certificates representing a fraction of the Original Class Certificate Principal Balance and shall be held in minimum dollar denominations of $1,000 and dollar multiples in excess thereof, except that one Certificate may be in a different denomination so that the sum of the denominations of all outstanding Certificates shall equal the Original Class Certificate Principal Balance.

         The Certificates shall be executed on behalf of the Trust by manual or facsimile signature on behalf of the Trustee by a Responsible Officer. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Trustee shall bind the Trust, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificate. No Certificate shall be entitled to any benefit under this Agreement or be valid for any purpose, unless such Certificate shall have been manually authenticated by an authorized officer of the Trustee substantially in the form provided for herein, and such authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication. Subject to Section 6.02(c), the Regular Certificates shall be Book-Entry Certificates. The Transferor Interest shall not be a Book-Entry Certificate.

         Section 6.02 Registration of Transfer and Exchange of Certificates.
(a) The Certificate Registrar shall cause to be kept at the Corporate Trust Office a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Certificate Registrar shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee shall initially serve as Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided.

         Upon surrender for registration of transfer of any Certificate at any office or agency of the Certificate Registrar maintained for such purpose pursuant to the foregoing paragraph, the Trustee on behalf of the Trust shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same aggregate Percentage Interest.

         At the option of the Certificateholders, Certificates may be exchanged for other Certificates in authorized denominations and the same aggregate Percentage Interests, upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute on behalf of the Trust and authenticate and deliver the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for registration of transfer or exchange shall (if so required by the Trustee or the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing.

         (b) Except as provided in paragraph (c) below, the Book-Entry Certificates shall at all times remain registered in the name of the Depository or its nominee and at all times: (i) registration of such Certificates may not be transferred by the Trustee except to another Depository or its nominee; (ii) the Depository shall maintain book-entry records with respect to the Certificate Owners and with respect to ownership and transfers of such Certificates; (iii) ownership and transfers of registration of such Certificates on the books of the Depository shall be governed by applicable rules established by the Depository; (iv) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (v) the Trustee shall deal with the Depository as representative of the Certificate Owners of the Certificates for purposes of exercising the rights of Holders under this Agreement, and requests and directions for and votes of such representative shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; and (vi) the Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the Depository Participants with respect to indirect participating firms and Persons shown on the books of such indirect participating firms as direct or indirect Certificate Owners; and (vii) the direct and indirect participants of the Depository shall have no rights under this Agreement under or with respect to any of the Certificates held on their behalf by the Depository, and the Depository may be treated by the Trustee and its agents, employees, officers and directors as the absolute owner of the Certificates for all purposes whatsoever.

         All transfers by Certificate Owners of Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owners. Each Depository Participant shall only transfer Book-Entry Certificates of Certificate Owners that it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures. The parties hereto are hereby authorized to execute a Letter of Representations with the Depository or take such other action as may be necessary or desirable to register a Book-Entry Certificate to the Depository. In the event of any conflict between the terms of any such Letter of Representation and this Agreement the terms of this Agreement shall control.

         (c) If (i) (x) the Depository or the Depositor advises the Trustee in writing that the Depository is no longer willing or able to discharge properly its responsibilities as Depository and (y) the Trustee or the Depositor is unable to locate a qualified successor, (ii) the Depositor, at its sole option, with the consent of the Trustee, elects to terminate the book-entry system through the Depository or (iii) after the occurrence of an Event of Default, the Certificate Owners of each Class of Regular Certificates representing Percentage Interests aggregating not less than 51% advises the Trustee and Depository through the Financial Intermediaries and the Depository Participants in writing that the continuation of a book-entry system through the Depository to the exclusion of definitive, fully registered certificates (the "Definitive Certificates") to Certificate Owners is no longer in the best interests of the Certificate Owners, upon surrender to the Certificate Registrar of each Class of Regular Certificates by the Depository, accompanied by registration instructions from the Depository for registration, the Trustee shall, at the Depositor's expense, in the case of (ii) above, or the Seller's expense, in the case of (i) and (iii) above, execute on behalf of the Trust and authenticate the Definitive Certificates. Neither the Depositor nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates, the Trustee, the Certificate Registrar, the Servicer, any Paying Agent and the Depositor shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.

         (d) No service charge shall be made for any registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

         All Certificates surrendered for registration of transfer or exchange shall be cancelled by the Certificate Registrar and disposed of pursuant to its standard procedures.

         Section 6.03 Mutilated, Destroyed, Lost or Stolen Certificates. If
(i) any mutilated Certificate is surrendered to the Certificate Registrar or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (ii) there is delivered to the Trustee and the Certificate Registrar such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Trustee or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute on behalf of the Trust, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and Percentage Interest. Upon the issuance of any new Certificate under this Section, the Trustee or the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Certificate Registrar) in connection therewith. Any duplicate Certificate issued pursuant to this Section, shall constitute complete and indefeasible evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

         Section 6.04 Persons Deemed Owners. Prior to due presentation of a Certificate for registration of transfer, the Servicer, the Depositor, the Trustee, the Certificate Registrar, the Certificate Insurer, any Paying Agent and any agent of the Servicer, the Depositor, the

Certificate Registrar, any Paying Agent, the Certificate Insurer or the Trustee may (subject to Section 5.01(b)) treat the Person, including a Depository, in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section
5.01 and for all other purposes whatsoever, and none of the Servicer, the Trust, the Trustee, the Certificate Insurer, the Depositor, the Certificate Registrar, the Paying Agent nor any agent of any of them shall be affected by notice to the contrary.

         Section 6.05 Appointment of Paying Agent. (a) The Paying Agent shall make distributions to Certificateholders from the Distribution Account pursuant to Section 5.01 and shall report the amounts of such distributions to the Trustee. The duties of the Paying Agent may include the obligation (i) to withdraw funds from the Distribution Account pursuant to Section 5.01 and for the purpose of making the distributions referred to in Section 5.01 and (ii) to distribute statements and provide information to Certificateholders as required hereunder. The Paying Agent hereunder shall at all times be a corporation duly incorporated and validly existing under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers and subject to supervision or examination by federal or state authorities. The Paying Agent shall initially be the Trustee. The Trustee may appoint a successor to act as Paying Agent, which appointment shall be reasonably satisfactory to the Depositor and the Certificate Insurer. There will be no Paying Agent on the Closing Date.

         (b) The Trustee shall cause the Paying Agent (if other than the Trustee) to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee that such Paying Agent shall hold all sums, if any, held by it for payment to the Certificateholders in trust for the benefit of the Certificateholders entitled thereto until such sums shall be paid to such Certificateholders and shall agree that it shall comply with all requirements of the Code regarding the withholding of payments in respect of Federal income taxes due from Certificate Owners and otherwise comply with the provisions of this Agreement applicable to it.

         Section 6.06 Restrictions on Transfer of Ownership Interest. The Ownership Interest and any interest therein shall not be transferred except upon satisfaction of the following conditions precedent: (i) the Person that acquires an interest in the Ownership Interest shall (A) be organized and existing under the laws of the United States of America or any state or the District of Columbia thereof, (B) expressly assume, by an agreement supplemental hereto, executed and delivered to the Trustee [and the Certificate Insurer] the performance of every covenant and obligation of the Transferor hereunder and (C) as part of its acquisition of an interest in the Ownership Interest, acquire all rights of the Transferor or any transferee under this Section 6.06 to amounts payable to such Transferor or such transferee under Section 5.01(ix); (ii) the Owner of the Ownership Interest shall deliver to the Trustee [and the Certificate Insurer] an Officer's Certificate stating that such transfer and such supplemental agreement comply with this Section 6.06 and that all conditions precedent provided by this subsection 6.06 have been complied with and an Opinion of Counsel stating that all conditions precedent provided by this subsection 6.06 have been complied with, and the Trustee may conclusively rely on such Officer's Certificate, shall have no duty to make inquiries with regard to the matters set forth therein and shall incur no liability in so relying; (iii) the Owner of the Ownership Interest shall deliver to the Trustee [and the Certificate Insurer] a letter from each Rating Agency confirming that its rating of the Class A Certificates, after giving effect to such transfer, will not be reduced or withdrawn [without regard to the Policy]; (iv) the transferee of the Ownership Interest shall deliver to the Trustee an Opinion of Counsel to the effect that (a) such transfer will not adversely affect the treatment of the Class A Certificates after such transfer as debt for federal and applicable state income tax purposes, (b) such transfer will not result in the Trust being subject to tax at the entity level for federal or applicable state tax purposes, (c) such transfer will not have any material adverse impact on the federal or applicable state income taxation of an Investor Certificateholder or any Certificate Owner and (d) such transfer will not result in the arrangement created by this Agreement or any "portion" of the Trust, being treated as a taxable mortgage pool as defined in Section 7701 (i) of the Code; (v) all filings and other actions necessary to continue the perfection of the interest of the Trust in the Mortgage Loans and the other property conveyed hereunder shall have been taken or made; [and (vi) the Certificate Insurer shall have consented to such transfer in writing]. Notwithstanding the foregoing, the requirement set fort in subclause (i) (A) of this Section 6.06 shall not apply in the event the Trustee [and the Certificate Insurer] shall have received a letter from each Rating Agency confirming that its rating of the Class A Certificates, after giving effect to a proposed transfer to a Person that does not meet the requirement set forth in subclause (i) (A), shall not be reduced or withdrawn [without regard to the Policy]. Notwithstanding the foregoing, the requirements set forth in this paragraph (c) shall not apply to the initial issuance of the Ownership Interest to the Transferor.

         (d) Except for the initial issuance of the Ownership Interest to the Transferor, no transfer of a Transferor Certificate shall be made unless the Trustee shall have received either (i) a representation letter from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Trustee, to the effect that such transferee is not an employee benefit plan subject to Section 406 of ERISA, nor a Person acting on behalf of any such plan, which representation letter shall not be an expense of the Trustee, (ii) if the purchaser is an insurance company, a representation that the purchaser is an insurance company which is purchasing such Certificates with funds contained in an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60")) and that the purchase and holding of such Certificates are covered under PTCE 95-60, or (iii) in the case of any Ownership Interest presented for registration in the name of an employee benefit plan subject to ERISA, and Section 4975 of the Code (or comparable provisions of any subsequent enactments), or a trustee of any such plan, an Opinion of Counsel to the effect that the purchase or holding of such Ownership Interest will not result in the assets of the Trust being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA and the Code and will not subject the Trustee to any obligation in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Trustee or the Sponsor.

                                 ARTICLE VII.

                  The Seller, the Servicer and the Depositor

         Section 7.01 Liability of the Seller, the Servicer and the Depositor. The Seller and the Servicer shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Seller or the Servicer, as the case may be, herein. The Depositor shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken herein by the Depositor.

         Section 7.02 Merger or Consolidation of, or Assumption of the Obligations of, the Seller, the Servicer or the Depositor. Any Person into which the Seller, the Servicer or the Depositor may be merged or consolidated, or any Person resulting from any merger, conversion or consolidation to which the Seller, the Servicer or the Depositor shall be a party, or any Person succeeding to the business of the Seller, the Servicer or the Depositor, shall be the successor of the Seller, the Servicer or the Depositor, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor Servicer shall satisfy all the requirements of Section 8.02 with respect to the qualifications of a successor Servicer.

         Section 7.03 Limitation on Liability of the Servicer and Others. Neither the Servicer nor any of the directors or officers or employees or agents of the Servicer shall be under any liability to the Trust or the Certificateholders for any action taken or for refraining from the taking of any action by the Servicer in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Servicer or any such Person against any liability which would otherwise be imposed by reason of its willful misfeasance, bad faith or gross negligence in the performance of duties of the Servicer or by reason of its reckless disregard of its obligations and duties of the Servicer hereunder; provided, further, that this provision shall not be construed to entitle the Servicer to indemnity in the event that amounts advanced by the Servicer to retire any senior lien exceed Net Liquidation Proceeds realized with respect to the related Mortgage Loan. The preceding sentence shall not limit the obligations of the Servicer pursuant to Section 9.05. The Servicer and any director or officer or employee or agent of the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Servicer and any director or officer or employee or agent of the Servicer shall be indemnified by the Trust and held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) and any loss, liability or expense incurred by reason of its willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of its reckless disregard of obligations and duties hereunder; and such amounts shall be payable only pursuant to Section 3.03(vii). The Servicer may undertake any such action which it may deem necessary or desirable in respect of this Agreement, and the rights and duties of the parties hereto and the

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

interests of the Certificateholders hereunder. In such event, the reasonable legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust and the Servicer shall be entitled to be reimbursed therefor only pursuant to Section 5.01(a)(vii). The Servicer's right to indemnity or reimbursement pursuant to this Section shall survive any resignation or termination of the Servicer pursuant to
Section 7.04 or 8.01 with respect to any losses, expenses, costs or liabilities arising prior to such resignation or termination (or arising from events that occurred prior to such resignation or termination). This paragraph shall apply to the Servicer solely in its capacity as Servicer hereunder and in no other capacities.

         Section 7.04 Servicer Not to Resign. Subject to the provisions of
Section 7.02, the Servicer shall not resign from the obligations and duties hereby imposed on it except (i) upon determination that the performance of its obligations or duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it or its subsidiaries or Affiliates, the other activities of the Servicer so causing such a conflict being of a type and nature carried on by the Servicer or its subsidiaries or Affiliates at the date of this Agreement or (ii) upon satisfaction of the following conditions:
(a) the Servicer has proposed a successor servicer to the Trustee in writing and such proposed successor servicer is reasonably acceptable to the Trustee;
(b) each Rating Agency shall have delivered a letter to the Trustee prior to the appointment of the successor servicer stating that the proposed appointment of such successor servicer as Servicer hereunder will not result in the reduction or withdrawal of the then current rating of the Regular Certificates; and (c) such proposed successor servicer is reasonably acceptable to the Rating Agencies [and the Certificate Insurer,] as evidenced by a letter to the Trustee; provided, however, that no such resignation by the Servicer shall become effective until such successor servicer or, in the case of (i) above, the Trustee shall have assumed the Servicer's responsibilities and obligations hereunder or the Trustee shall have designated a successor servicer in accordance with Section 8.02. Any such resignation shall not relieve the Servicer of responsibility for any of the obligations specified in Sections 8.01 and 8.02 as obligations that survive the resignation or termination of the Servicer. Any such determination permitting the resignation of the Servicer pursuant to clause (i) above shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee [and the Certificate Insurer].

         Section 7.05 Delegation of Duties. In the ordinary course of business, the Servicer at any time may delegate any of its duties hereunder to any Person, including any of its Affiliates, who agrees to conduct such duties in accordance with standards comparable to those set forth in Section 3.01. Such delegation shall not relieve the Servicer of its liabilities and responsibilities with respect to such duties and shall not constitute a resignation within the meaning of Section 7.04. The Servicer shall provide the Trustee [and the Certificate Insurer] with written notice prior to the delegation of any of its duties to any Person or any of the Servicer's Affiliates or their respective successors and assigns.

         Section 7.06 Indemnification of the Trust by the Servicer. The Servicer shall indemnify and hold harmless the Trust and the Trustee and its officers, directors, agents and employees from and against any loss, liability, expense, damage or injury suffered or sustained by reason of the Servicer's willful misfeasance, bad faith or gross negligence in the performance of its activities in servicing or administering the Mortgage Loans pursuant to this Agreement, including, but not limited to, any judgment, award, settlement, reasonable fees of counsel of its selection and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim related to the Servicer's misfeasance, bad faith or gross negligence. Any such indemnification shall not be payable from the assets of the Trust. The provisions of this indemnity shall run directly to and be enforceable by an injured party subject to the limitations hereof. The provisions of this Section 7.06 shall survive termination of the Agreement or the earlier of the resignation or removal of the Trustee.

         Notwithstanding anything to the contrary contained herein, the Seller
(i) agrees to be liable directly to the injured party for the entire amount and (ii) shall indemnify and hold harmless the Servicer, the Trust and the Trustee from and against any loss, liability, expense, damage, claim or injury (including, without limitation, any prohibited transactions tax imposed on the Trust, but excluding any loss, liability, expense, damage, claim or injury attributable to a holder of a Class A Certificate in the capacity as an investor in such Certificates as a result of defaults on the Mortgage Loans) arising out of or based on the retention of the Mortgage Loans and Mortgage Files pursuant to this Agreement by reason of any acts, omissions or alleged acts or omissions arising out of activities of the Trust or the Trustee, or the actions of the Servicer including, in either case, but not limited to, amounts payable to the Servicer pursuant to Section 7.03, any judgment, award, settlement, reasonable attorneys' fees and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim; provided that the Seller shall not indemnify any such party (but shall indemnify any other injured party) if such loss, liability, expense, damage or injury is due to such party's willful malfeasance, bad faith or negligence or by reason of such party's reckless disregard of its obligations hereunder. The provisions of this indemnity shall run directly to and be enforceable by an injured party subject to the limitations hereof. The provisions of this Section shall survive the termination of this Agreement or the resignation or removal of the Trustee hereunder.

                                ARTICLE VIII.

                                    Default

         Section 8.01 Events of Default. (a) If any one of the following events ("Events of Default") shall occur and be continuing:

                  (i) (A) The failure by the Servicer to make any Monthly Advance (other than a Nonrecoverable Advance); or (B) any other failure by the Servicer to deposit in the Collection Account or the Distribution Account any deposit required to be made under the terms of this Agreement which continues unremedied for a period of two Business Days after the date upon which written notice of such failure shall have been given to the Servicer by the Trustee or to the Servicer and the Trustee by [the Certificate Insurer] or any holder of a Certificate evidencing an aggregate undivided interest in the Trust of a Percentage Interest of at least 25%; or

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

                  (ii) The failure by the Servicer to make any required Servicing Advance which failure continues unremedied for a period of 30 days, or the failure by the Servicer duly to observe or perform, in any material respect, any other covenants, obligations or agreements of the Servicer as set forth in this Agreement, which failure continues unremedied for a period of 30 days, after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee or to the Servicer and the Trustee by the [Certificate Insurer or] any holder of a Certificate evidencing an aggregate undivided interest in the Trust of a Percentage Interest of at least 25%; or

                  (iii) The entry against the Servicer of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a trustee, conservator, receiver or liquidator in any insolvency, conservatorship, receivership, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of [ ] consecutive days;

                  (iv) The Servicer shall voluntarily go into liquidation, consent to the appointment of a conservator or receiver or liquidator or similar person in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of its property, or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver, liquidator or similar person in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force undischarged, unbonded or unstayed for a period of [ ] days; or the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations; or

                  (v) So long as the Seller is the Servicer, any failure of the Seller, to repurchase, or substitute an Eligible Substitute Mortgage Loan for, any Mortgage Loan as required by Sections 2.02,
         2.04 and 2.06; and

                  (vi)  [ The occurrence of a Trigger Event.]

         (b) Then, and in each and every such case, so long as an Event of Default shall not have been remedied within the applicable grace period, (x) with respect solely to clause (i) (A) above, if such Monthly Advance is not made by 4:00 P.M., New York time, on the second Business Day following written notice to the Servicer of such event given to the Servicer by the Trustee, the Trustee shall terminate by written notice to the Servicer all of the rights and obligations of the Servicer under this Agreement and the Trustee, or a successor servicer appointed in accordance with Section 8.02, shall immediately make such Monthly Advance and assume, pursuant to Section 8.02, the duties of a successor Servicer and (y) in the case of (i) (B), (ii), (iii), (iv) and (v) above, the Trustee shall, at the direction of [the Certificate Insurer or] the Holders of Certificates evidencing Percentage Interests aggregating not less than 51% [(with the consent of the Certificate Insurer so long as no Certificate Insurer Default exists)], by notice then given in writing to the Servicer, terminate all of the rights and obligations of the Servicer as servicer under this Agreement. Any notice given pursuant to this Section to the Servicer shall also be given to each Rating Agency and the Depositor. On or after the receipt by the Servicer of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Certificates or the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section; and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of each Mortgage Loan and related documents or otherwise. The Servicer agrees to cooperate with the Trustee in effecting the termination of the responsibilities and rights of the Servicer hereunder, including, without limitation, the transfer to the Trustee for the administration by it of all cash amounts that shall at the time be held by the Servicer and to be deposited by it in the Collection Account, or that have been deposited by the Servicer in the Collection Account or thereafter received by the Servicer with respect to the Mortgage Loans. All reasonable costs and expenses (including attorneys' fees) incurred in connection with transferring the Mortgage Files to the successor Servicer and amending this Agreement to reflect such succession as Servicer pursuant to this Section shall be paid by the predecessor Servicer (or if the predecessor Servicer is the Trustee, the initial Servicer) upon presentation of reasonable documentation of such costs and expenses.

         (c) Holders of Certificates evidencing Percentage Interests aggregating not less than 51% [(with the consent of the Certificate Insurer, a copy of which consent shall be delivered to the Trustee)] shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, provided, that:

                                (1) such direction shall not be in conflict
                                    with any rule of law or with this
                                    Agreement;

                                (2) the Trustee may take any other action
                                    deemed proper by the Trustee which is not inconsistent with such direction; and

                                (3) the Trustee shall have the right to
                                    decline to follow any such direction if
                                    the Trustee in good faith shall, by a
                                    Responsible Officer or Officers of the
                                    Trustee, determine that the proceeding so directed would involve the Trustee in personal liability.

         Section 8.02 Trustee to Act; Appointment of Successor. (a) On and after the time the Servicer receives a notice of termination pursuant to
Section 8.01 or on or after any resignation

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

pursuant to Section 7.04(i) provided, that in the case of Section 7.04(i) the Opinion of Counsel required by that Section shall have been received, the Trustee shall be the successor in all respects to the Servicer in its capacity as Servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof arising on and after its succession. As compensation therefor, the Trustee shall be entitled to such compensation as the Servicer would have been entitled to hereunder if no such notice of termination had been given. Notwithstanding the above, (i) if the Trustee is unwilling to act as successor Servicer or (ii) if the Trustee is legally unable so to act, the Trustee shall appoint or petition a court of competent jurisdiction to appoint, any established housing and home finance institution, bank or other mortgage loan or home equity loan Servicer having a net worth of not less than $50,000,000 as the successor to the Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer hereunder; [provided that any such successor Servicer shall be acceptable to the Certificate Insurer, as evidenced by the Certificate Insurer's prior written consent which consent shall not be unreasonably withheld] and provided, further, that the appointment of any such successor Servicer will not result in the qualification, reduction or withdrawal of the ratings assigned to the Certificates by the Rating Agencies. Pending appointment of a successor to the Servicer hereunder, unless the Trustee is prohibited by law from so acting, the Trustee shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the successor shall be entitled to receive compensation out of payments on Mortgage Loans in an amount equal to the compensation which the Servicer would otherwise have received pursuant to Section 3.09 (or such lesser compensation as the Trustee and such successor shall agree). The appointment of a successor Servicer shall not affect any liability of the predecessor Servicer which may have arisen under this Agreement prior to its termination as Servicer to pay any deductible under an insurance policy pursuant to Section 3.05 or to indemnify the Trustee pursuant to Section 7.06), nor shall any successor Servicer be liable for any acts or omissions of the predecessor Servicer or for any breach by such Servicer of any of its representations or warranties contained herein or in any related document or agreement. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

         (b) Any successor, including the Trustee, to the Servicer as Servicer shall during the term of its service as Servicer (i) continue to service and administer the Mortgage Loans for the benefit of Certificateholders and the Certificate Insurer, (ii) maintain in force a policy or policies of insurance covering errors and omissions in the performance of its obligations as Servicer hereunder and a fidelity bond in respect of its officers, employees and agents to the same extent as the Servicer is so required pursuant to
Section 3.06.

         Section 8.03 Waiver of Defaults. The Majority Certificateholders [with the consent of the Certificate Insurer (a copy of which shall be delivered to the Trustee) or the Certificate Insurer may,] on behalf of all Certificateholders, waive any events permitting removal of the Servicer as Servicer pursuant to this Article VIII, provided, however, that the Certificateholders may not waive a default in making a required distribution on a Certificate without the consent of the Holder of such Certificate. Upon any waiver of a past default, such default shall cease to exist and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto except to the extent expressly so waived. Notice of any such waiver shall be given by the Trustee to the Rating Agencies.

         Section 8.04 Notification to Certificateholders. Upon any termination or appointment of a successor to the Servicer pursuant to this Article VIII or
Section 7.04, the Trustee shall give prompt written notice thereof to the Certificateholders at their respective addresses appearing in the Certificate Register[, the Certificate Insurer] and each Rating Agency.

         [Section 8.05 Rights of the Certificate Insurer to Exercise Rights of Class A Certificateholders. By accepting its Certificate, each Class A Certificateholder agrees that unless a Certificate Insurer Default exists, the Certificate Insurer shall be deemed to be the Certificateholders for all purposes (other than with respect to payment on the Certificates) and shall have the right to exercise all rights of the Class A Certificateholders under this Agreement and under each Class of Class A Certificates without any further consent of the Class A Certificateholders, including, without limitation:

                  (i) the right to require the Seller to repurchase Mortgage Loans pursuant to Section 2.02 or 2.04;

                  (ii) the right to give notices of breach or to terminate the rights and obligations of the Servicer as servicer pursuant to
         Section 8.01 and to consent to or direct waivers of Servicer defaults pursuant to Section 8.03;

                  (iii) the right to direct actions of the Trustee pursuant to
         Section 8.01;


                  (iv) [Reserved]

                  (v) the right to direct the Trustee to investigate certain matters pursuant to Section 9.02;

                  (vi) the right to remove the Trustee pursuant to Section
         9.07;

                  (vii) the right to direct foreclosures upon the failure of the Servicer to do so in accordance with this Agreement; and

                  (viii) any rights or remedies expressly given the Majority Certificateholders.

In addition, each Certificateholder agrees that unless a Certificate Insurer Default exists, the rights specifically enumerated in this Agreement may be exercised by the Certificateholders only with the prior written consent of the Certificate Insurer.
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

         Section 8.06 Trustee to Act Solely with Consent of the Certificate Insurer. Unless a Certificate Insurer Default exists, the Trustee shall not, without the Certificate Insurer's consent or unless directed by the Certificate Insurer:

                  (i) terminate the rights and obligations of the Servicer as Servicer pursuant to Section 8.01;

                  (ii) agree to any amendment pursuant to Article XI, provided, however, that such consent shall not be unreasonably withheld; or

                  (iii) undertake any litigation.

         The Certificate Insurer may, in writing delivered to the Trustee and in its sole discretion renounce all or any of its rights under Section 8.05,
8.06 or 8.07 or any requirement for the Certificate Insurer's consent for any period of time.

         Section 8.07 Mortgage Loans, Trust and Accounts Held for Benefit of the Certificate Insurer. The Trustee shall hold the Trust and the Mortgage Files (as set forth in Section 2.01) for the benefit of the Certificateholders and the Certificate Insurer and all references in this Agreement and in the Certificates to the benefit of Holders of the Certificates shall be deemed to include the Certificate Insurer. The Trustee shall cooperate in all reasonable respects with any reasonable request by the Certificate Insurer for action to preserve or enforce the Certificate Insurer's rights or interests under this Agreement and the Certificates unless, as stated in an Opinion of Counsel addressed to the Trustee and the Certificate Insurer, such action is adverse to the interests of the Certificateholders or diminishes the rights of the Certificateholders or imposes additional burdens or restrictions on the Certificateholders.

         The Servicer hereby acknowledges and agrees that it shall service the Mortgage Loans for the benefit of the Certificateholders and for the benefit of the Certificate Insurer, and all references in this Agreement to the benefit of or actions on behalf of the Certificateholders shall be deemed to include the Certificate Insurer.

         Section 8.08 Certificate Insurer Default. Notwithstanding anything elsewhere in this Agreement or in the Certificates to the contrary, if a Certificate Insurer Default exists, or if and to the extent the Certificate Insurer has delivered its written renunciation of its rights, the provisions of this Article VIII and all other provisions of this Agreement which (a) permit the Certificate Insurer to exercise rights of the Certificateholders,
(b) restrict the ability of the Certificateholders, the Servicer or the Trustee to act without the consent or approval of the Certificate Insurer, (c) provide that a particular act or thing must be acceptable to the Certificate Insurer, (d) permit the Certificate Insurer to direct (or otherwise to require) the actions of the Trustee, the Servicer or the Certificateholders,
(e) provide that any action or omission taken with the consent, approval or authorization of the Certificate Insurer shall be authorized hereunder or shall not subject the party taking or omitting to take such action to any liability hereunder or (f) which have a similar effect, shall be of no further force and effect and the Trustee

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shall administer the Trust and perform its obligations hereunder solely for the benefit of the Holders of the Certificates. Nothing in the foregoing sentence, nor any action taken pursuant thereto or in compliance therewith, shall be deemed to have released the Certificate Insurer from any obligation or liability it may have to any party or to the Certificateholders hereunder, under any other agreement, instrument or document (including, without limitation, the Certificate Insurance Policy) or under applicable law.]

                                  ARTICLE IX.

                                  The Trustee

         Section 9.01 Duties of Trustee. The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If an Event of Default has occurred (which has not been cured or waived) of which a Responsible Officer of the Trustee at the Corporate Trust Office has actual knowledge, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs, unless it is acting as successor Servicer in which case it shall use, when acting in such capacity, the same degree of care and skill required of the Servicer hereunder.

         The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement; provided, however, that the Trustee shall not be responsible for the accuracy or content of any such resolution, certificate, statement, opinion, report, document, order or other instrument. If any such instrument is found not be in the form specified in this Agreement, on its face, the Trustee shall take action as it deems appropriate to have the instrument corrected, and if the instrument is not corrected to the Trustee's reasonable satisfaction, the Trustee will provide notice thereof to the [Certificate Insurer] and will, at the expense of the Seller, which expense shall be reasonable given the scope and nature of the action required, take such further action as directed by the [Certificate Insurer].

         No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own misconduct; provided, however, that:

                  (i) prior to the occurrence of an Event of Default of which a Responsible Officer of the Trustee shall have actual knowledge, and after the curing or waiver of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be

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         read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

                  (ii) the Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining or investigating the facts related thereto;

                  (iii) the Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Certificate Insurer or the Holders of Certificates evidencing Percentage Interests aggregating not less than 51% [(with the consent of the Certificate Insurer, so long as no Certificate Insurer Default exists (a copy of which consent shall be delivered to the Trustee))] relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising or omitting to exercise any trust or power conferred upon the Trustee, under this Agreement; and

                  (iv) the Trustee shall not be charged with knowledge of any failure by the Servicer to comply with the obligations of the Servicer referred to in clauses (i) and (ii) of Section 8.01(a) or of an Event of Default under Sections 8.01(v) or (vi), of an Assignment Event or of a Deposit Event unless a Responsible Officer of the Trustee at the Corporate Trust Office obtains actual knowledge of such failure or event or the Trustee receives written notice of such failure or event from the Servicer, the Certificate Insurer or the Holders of Certificates evidencing Percentage Interests aggregating not less than 51%.

         The Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Servicer under this Agreement, except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Servicer in accordance with the terms of this Agreement.

         Subject to the other provisions of this Agreement and without limiting the generality of this Section, the Trustee shall have no duty (A) to see to the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Trust from funds available in the Collection Account or any other source or (B) to confirm or verify the contents of any reports or certificates of the Servicer delivered to the Trustee pursuant to this Agreement believed by the Trustee to be genuine and to have been signed or presented by the proper party or parties.

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         Section 9.02 Certain Matters Affecting the Trustee. (a) Except as
otherwise provided in Section 9.01:

                  (i) the Trustee may request and conclusively rely upon, and shall be fully protected in acting or refraining from acting upon, any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

                  (ii) the Trustee may consult with counsel of its selection and any written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

                  (iii) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation hereunder or in relation hereto, at the request, order or direction of any of the Certificateholders or the Certificate Insurer, pursuant to the provisions of this Agreement, unless such Certificateholders or the Certificate Insurer shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; the right of the Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of any such act; nothing contained herein shall, however, relieve the Trustee of the obligations, upon the occurrence of an Event of Default (which has not been cured or waived) of which a Responsible Officer at the Corporate Trust Office has actual knowledge, to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise (unless it is acting as Servicer) as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs;

                  (iv) the Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

                  (v) prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or documents, unless requested in writing to do so by the Certificate Insurer or Holders of Certificates evidencing Percentage Interests aggregating not less than 51% (with the consent of the Certificate Insurer, so long as no Certificate Insurer Default exists (a copy of which consent shall be delivered to the Trustee)); provided, however,

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

         that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such cost, expense or liability as a condition to such proceeding. Nothing in this clause (v) shall derogate from the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Mortgagors;

                  (vi) the Trustee shall not be accountable, shall have no liability and makes no representation as to any acts or omissions hereunder of the Servicer until such time as the Trustee may be required to act as Servicer pursuant to Section 8.02;

                  (vii) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys, nominees or a custodian;

                  (viii) the Trustee shall not be required to give any bond or surety in respect of the execution of the Trust created hereby or the powers granted herein; and

                  (ix) The right of the Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of such act.

         Section 9.03 Trustee Not Liable for Certificates or Mortgage Loans. The recitals contained herein and in the Certificates (other than the authentication of the Trustee on the Certificates) shall be taken as the statements of the Seller and the Depositor, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates (other than the signature and authentication of the Trustee on the Certificates) or of any Mortgage Loan or related document. The Trustee shall not be accountable for the use or application by the Servicer or for the use or application of any funds paid to the Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Collection Account by the Servicer. The Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Mortgage or any Mortgage Loan, or the perfection and priority of any Mortgage or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Trust or its ability to generate the payments to be distributed to Certificateholders under this Agreement, including, without limitation: the existence, condition and ownership of any Mortgaged Property; the existence and enforceability of any hazard insurance thereon (other than the Trustee acting as Servicer if the Trustee shall assume the duties of the Servicer pursuant to Section 8.02); the validity of the assignment of any Mortgage Loan to the Trustee or of any intervening assignment; the completeness of any Mortgage Loan; the performance or enforcement of any Mortgage Loan (other than the Trustee acting as Servicer if the Trustee shall assume the duties of the Servicer pursuant to Section 8.02); the compliance by the Depositor, the Seller or the Servicer with any warranty or representation made under this

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

Agreement or in any related document or the accuracy of any such warranty or representation prior to the Trustee's receipt of notice or other discovery of any non-compliance therewith or any breach thereof; any investment of monies by or at the direction of the Servicer or any loss resulting therefrom, it being understood that the Trustee shall remain responsible for any Trust property that it may hold in its individual capacity; the acts or omissions of any of the Servicer (other than the Trustee as Servicer if the Trustee shall assume the duties of the Servicer pursuant to Section 8.02), any Servicer or any Mortgagor; any action of the Servicer (other than if the Trustee shall assume the duties of the Servicer pursuant to Section 8.02), or any Servicer taken in the name of the Trustee; the failure of the Servicer or any Servicer to act or perform any duties required of it as a third-party independent contractor of the Trustee hereunder; or any action by the Trustee taken at the instruction of the Servicer (other than if the Trustee shall assume the duties of the Servicer pursuant to Section 8.02); provided, however, that the foregoing shall not relieve the Trustee of its obligation to perform its duties under this Agreement, including, without limitation, the Trustee's duty to review the Mortgage File pursuant to Section 2.01. The Trustee shall have no responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder (unless the Trustee shall have become the successor Servicer).

         Section 9.04 Trustee May Own Certificates. The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights as it would have if it were not Trustee and may transact any banking and trust business with the Seller, the Certificate Insurer, the Servicer or the Depositor and their Affiliates.

         Section 9.05 Servicer to Pay Trustee Fees and Expenses. The Servicer shall pay to the Trustee the Trustee Fee as agreed between the Servicer and the Trustee and the Servicer shall pay or reimburse, the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence or bad faith or which is the responsibility of Certificateholders hereunder. Without prejudice to any other rights available to the Trustee under applicable law, when the Trustee incurs expenses or renders services in connection with an Event of Default described in Sections 8.01(a)(iii) or 8.01(a)(iv) such expenses (including the fees and expenses of its counsel) and the compensation for such services are intended to constitute expenses of administration under any bankruptcy law or law relating to creditors' rights generally. This Section shall survive termination of this Agreement or the resignation or removal of any Trustee hereunder.

         If and so long as the Trustee is the successor Servicer, all references in this Section 9.05 to the Servicer shall be deemed to refer to [ ] or any successor Servicer thereto other than the Trustee.

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         Section 9.06 Eligibility Requirements for Trustee. The Trustee
hereunder shall at all times be a corporation duly incorporated and validly existing under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers, have a combined capital and surplus of at least $50,000,000 and a minimum long-term debt rating of "Baa3" by Moody's and "BBB" by S&P, and be subject to supervision or examination by federal or state authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The principal office of the Trustee (other than the initial Trustee) shall be in a state with respect to which an Opinion of Counsel has been delivered to such Trustee at the time such Trustee is appointed Trustee to the effect that the Trust will not be a taxable entity under the laws of such state. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in
Section 9.07.

         Section 9.07 Resignation or Removal of Trustee. The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Depositor, the Servicer, the Certificate Insurer and each Rating Agency. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor Trustee [(approved in writing by the Certificate Insurer, so long as such approval shall not be unreasonably withheld)] by written instrument, copies of which instrument shall be delivered to the resigning Trustee and the successor Trustee; provided, however, that any such successor Trustee shall be subject to the prior written approval of the Servicer. If no successor Trustee shall have been so appointed and having accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 9.06 and shall fail to resign after written request therefor by the Depositor [with the consent of the Certificate Insurer (so long as no Certificate Insurer Default exists) or the Certificate Insurer,] or if at any time the Trustee shall be legally unable to act, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor, the Servicer [or the Certificate Insurer] may remove the Trustee. If the Depositor, the Servicer [or the Certificate Insurer] removes the Trustee under the authority of the immediately preceding sentence, the Depositor or the Servicer shall promptly appoint a successor Trustee [(approved in writing by the Certificate Insurer, so long as such approval is not unreasonably withheld)] by written instrument, copies of which instrument shall be delivered to the resigning Trustee and the successor Trustee. If the Servicer fails to appoint a successor Trustee within 30 days after the giving of such notice of removal to the Trustee, the Trustee being removed may petition any court of competent jurisdiction for the appointment of a successor Trustee.

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         Any resignation or removal of the Trustee and appointment of a successor Trustee pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor Trustee as provided in Section 9.08.

         [Notwithstanding anything to the contrary contained herein, so long as no Certificate Insurer Default exists, the Trustee may not be removed by the Depositor or the Certificateholders without the prior written consent of the Certificate Insurer, which consent shall not be unreasonably withheld.]

         Section 9.08 Successor Trustee. Any successor Trustee appointed as provided in Section 9.07 shall execute, acknowledge and deliver to the Depositor, the Servicer and to its predecessor Trustee [and the Certificate Insurer] an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee. The Depositor, the Servicer[, the Certificate Insurer] and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Trustee all such rights, powers, duties and obligations.

         No successor Trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor Trustee shall be eligible under the provisions of Section 9.06.

         Upon acceptance of appointment by a successor Trustee as provided in this Section, the Servicer shall mail notice of the succession of such Trustee hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register and to each Rating Agency. If the Servicer fails to mail such notice within 30 days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be mailed at the expense of the Servicer.

         [Notwithstanding anything to the contrary contained herein, so long as no Certificate Insurer Default exists, the appointment of any successor Trustee pursuant to any provision of this Agreement will be subject to the prior written consent of the Certificate Insurer, which consent shall not be unreasonably withheld.]

         Section 9.09 Merger or Consolidation of Trustee. Any Person into which the Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be eligible under the provisions of Section 9.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

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         Section 9.10 Appointment of Co-Trustee or Separate Trustee.
Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust or any Mortgaged Property may at the time be located, the Depositor and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee and the Certificate Insurer to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders, such title to the Trust, or any part thereof, and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Servicer and the Trustee may consider necessary or desirable. Any such co-trustee or separate trustee shall be subject to the written approval of the Servicer and the Certificate Insurer. If the Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or, in the case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 9.06 and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under
Section 9.08. The Servicer shall be responsible for the fees of any co-trustee or separate trustee appointed hereunder.

         Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

                  (i) all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

                  (ii) no trustee hereunder shall be held personally liable by reason of any act or omission of any other trustee hereunder; and

                  (iii) the Servicer and the Trustee acting jointly with the consent of the Certificate Insurer, so long as no Certificate Insurer Default exists, may at any time accept the resignation of or remove any separate trustee or co-trustee except that following the occurrence of an Event of Default, the Trustee acting alone may accept the resignation or remove any separate trustee or co-trustee.

         Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of

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them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article IX. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Depositor, the Certificate Insurer and the Servicer.

         Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor Trustee.

         Section 9.11 Limitation of Liability. The Certificates are executed by the Trustee, not in its individual capacity but solely as Trustee of the Trust, in the exercise of the powers and authority conferred and vested in it by this Agreement. Each of the undertakings and agreements made on the part of the Trustee in the Certificates is made and intended not as a personal undertaking or agreement by the Trustee but is made and intended for the purpose of binding only the Trust.

         Section 9.12 Trustee May Enforce Claims Without Possession of Certificates; Inspection. (a) All rights of action and claims under this Agreement or the Certificates may be prosecuted and enforced by the Trustee without the possession of any of the Certificates or the production thereof in any proceeding relating thereto, and such proceeding instituted by the Trustee shall be brought in its own name or in its capacity as Trustee. Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses and disbursements of the Trustee, its agents and counsel, be for the ratable benefit of the Certificateholders [and the Certificate Insurer] in respect of which such judgment has been recovered.

         (b) The Trustee shall afford the Seller, the Depositor, the Servicer, [the Certificate Insurer] and each Certificateholder upon reasonable notice during normal business hours, access to all records maintained by the Trustee in respect of its duties hereunder and access to officers of the Trustee responsible for performing such duties. Upon request, the Trustee shall furnish the Depositor, the Servicer, [the Certificate Insurer] and any requesting Certificateholder with its most recent financial statements. The Trustee shall cooperate fully with the Seller, the Servicer, the Depositor, [the Certificate Insurer] and such Certificateholder and shall make available to the Seller, the Servicer, the Depositor, the [Certificate Insurer] and such Certificateholder for review and copying, at such party's sole cost and expense, such books, documents or records as may be requested with respect to the Trustee's duties hereunder. The Seller, the Depositor, the Servicer, [the Certificate Insurer] and the Certificateholders shall not have any responsibility or liability

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for any action or failure to act by the Trustee and are not obligated to supervise the performance of the Trustee under this Agreement or otherwise.

         Section 9.13 Suits for Enforcement. In case an Event of Default or other default by the Servicer, [the Certificate Insurer] or the Depositor hereunder shall occur and be continuing, the Trustee, in its discretion, may proceed to protect and enforce its rights and the rights of the Certificateholders or, if such default is not a Certificate Insurer Default[, the Certificate Insurer] under this Agreement by a suit, action or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained in this Agreement or in aid of the execution of any power granted in this Agreement or for the enforcement of any other legal, equitable or other remedy, as the Trustee, being advised by counsel, shall deem most effectual to protect and enforce any of the rights of the Trustee, [the Certificate Insurer] and the Certificateholders.

         Section 9.14 Reports to the Commission. (a) The Trustee shall, on behalf of the Trust, cause to be filed with the Commission any periodic reports required to be filed under the provisions of the Exchange Act, and the rules and regulations of the Commission thereunder. Upon the request of the Trustee, each of the Seller, the Servicer and the Depositor shall cooperate with the Trustee in the preparation of any such report and shall provide to the Trustee in a timely manner all such information or documentation as is in the possession of such Person and that the Trustee may reasonably request in connection with the performance of its duties and obligations under this Section.

         (b) The Trustee shall file with the Commission a Form 15 with respect to the Trust as soon as practicable following the first date on which the conditions to filing thereof have been satisfied. Following the filing of such Form 15, the Trustee will submit a certificate addressed to an officer of the Depositor certifying that all filings under the Exchange Act have been made and shall attach a copy of acceptance slips for such filings. On the Closing Date, the Depositor shall provide the Trustee with a letter at closing, substantially in the form attached hereto as Exhibit K, instructing the Trustee, as filing agent, to comply with the reporting obligations for the Trust under the Exchange Act.

                                  ARTICLE X.

                                  Termination

         Section 10.01 Termination. (a) The respective obligations and responsibilities of the Seller, the Servicer, the Depositor and the Trustee created hereby (other than the obligation of the Trustee to make certain payments to Certificateholders after the final Distribution Date and the obligation of the Servicer to send certain notices as hereinafter set forth and all other obligations which pursuant to this Agreement survive the termination hereof) shall terminate upon notice to the Trustee by the Servicer of the later of [(A) payment in full of all amounts owing to the Certificate Insurer, unless the Certificate Insurer shall otherwise consent and] (B) the earliest of (i) the Distribution Date on which the Class Principal Balance has been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the optional purchase by the Servicer of the Mortgage Loans as described below and (iv) the Distribution Date in [ ]. Notwithstanding the foregoing, in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James's, living on the date hereof.

         The Servicer may, at its option, terminate this Agreement on any date on which the Pool Principal Balance is less than [ ]% of the Cut-Off Date Pool Principal Balance, by purchasing, on the next succeeding Distribution Date, all of the outstanding Mortgage Loans and REO Properties at a price equal to the sum of the outstanding Pool Principal Balance and accrued and unpaid interest thereon at the weighted average of the Loan Rates through the end of the Due Period preceding the final Distribution Date together with all amounts due and owing the Certificate Insurer (the "Termination Price"). [The Certificate Insurer may exercise the Servicer's right to terminate the Agreement and purchase the outstanding Mortgage Loans at the Termination Price if the Servicer opts not to exercise such right.

         In connection with any such purchase pursuant to the preceding paragraph, the Servicer shall deposit in the Distribution Account all amounts then on deposit in the Collection Account, which deposit shall be deemed to have occurred immediately preceding such purchase.

         Any such purchase shall be accomplished by deposit into the Distribution Account on the Determination Date before such Distribution Date of the Termination Price.

         (b) Notice of any termination, specifying the Distribution Date (which shall be a date that would otherwise be a Distribution Date) upon which the Certificateholders may surrender their Certificates to the Trustee for payment of the final distribution and cancellation, shall be given promptly by the Trustee [to the Certificate Insurer] and by letter to Certificateholders mailed not earlier than the 15th day and not later than the 25th day of the month next preceding the month of such final distribution specifying (i) the Distribution Date upon which final distribution of the Certificates will be made upon presentation and surrender of Certificates at the office or agency of the Trustee therein designated, (ii) the amount of any such final distribution and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, distributions being made only upon presentation and surrender of the Certificates at the office or agency of the Trustee therein specified.

         (c) Upon presentation and surrender of the Certificates, the Trustee shall cause to be distributed to the holders of Certificates on the Distribution Date for such final distribution, in proportion to the Percentage Interests of their respective Certificates and to the extent that funds are available for such purpose, an amount equal to the amount required to be distributed to holders of Certificates pursuant to Section 5.01 for such Distribution Date. [On the final Distribution Date, the Trustee will withdraw from the Distribution Account and remit to the Certificate Insurer the lesser of (x) the amount available for distribution on such final Distribution Date, net of any portion thereof necessary to pay holders of Class A Certificates pursuant to Section 5.01(a) and any amounts owing to the Trustee in respect of the Trustee Fee and due and unpaid Monthly Advances and Servicing Fees, and
(y) the unpaid amounts due and owing to the Certificate Insurer pursuant to
Section 5.01(a).]

         (d) In the event that all of the Certificateholders shall not surrender their Certificates for final payment and cancellation on or before such final Distribution Date, the Trustee shall promptly following such date cause all funds in the Distribution Account not distributed in final distribution to Certificateholders to be withdrawn therefrom and credited to the remaining Certificateholders by depositing such funds in a separate escrow account for the benefit of such Certificateholders and the Servicer (if the Servicer has exercised its right to purchase the Mortgage Loans) or the Trustee (in any other case) shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within nine months after the second notice all the Certificates shall not have been surrendered for cancellation, the Transferor shall be entitled to all unclaimed funds and other assets which remain subject hereto and the Trustee upon transfer of such funds shall be discharged of any responsibility for such funds and the Certificateholders shall look to the Transferor for payment.

                                 ARTICLE XI.

                           Miscellaneous Provisions

         Section 11.01 Amendment. This Agreement may be amended from time to time by the Seller, the Servicer, the Depositor and the Trustee, in each case without the consent of any of the Certificateholders, [but only with the consent of the Certificate Insurer (a copy of which shall be delivered to the Trustee)], (i) to cure any ambiguity, (ii) to correct any defective provisions or to correct or supplement any provisions herein that may be inconsistent with any other provisions herein, (iii) to add to the duties of the Servicer,
(iv) to add any other provisions with respect to matters or questions arising under this Agreement [or the Certificate Insurance Policy] which shall not be inconsistent with the provisions of this Agreement, or (v) to add or amend any provisions of this Agreement as required by any Rating Agency or any other nationally recognized statistical rating agency in order to maintain or improve any rating of the Certificates (it being understood that, after obtaining the ratings in effect on the Closing Date, neither the Trustee, the Seller, the Depositor nor the Servicer is obligated to obtain, maintain or improve any such rating); provided, however, that as evidenced by an Opinion of Counsel (a copy of which shall be delivered to the Trustee) (at the expense of the requesting party) in each case such action shall not, adversely affect in any material respect the interest of any Certificateholder; and provided, further, that the amendment shall not be deemed to adversely affect in any material respect the interests of the Certificateholders and no Opinion of Counsel to that effect shall be required if the Person requesting the amendment obtains a letter from each Rating Agency stating that the amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Certificates.

         This Agreement also may be amended from time to time by the Seller, the Depositor, the Trustee and the Servicer and the Servicer [and the Certificate Insurer may from time to time consent to the amendment of the Certificate Insurance Policy,] in each case with the consent of the Holders of Certificates, evidencing Percentage Interests aggregating not less than 51% in Percentage Interests of such Class or in the case of an amendment which affects all classes, evidencing Percentage Interests aggregating not less than 51% of all Classes, and in the case of an amendment to this Agreement, [with the consent of the Certificate Insurer, (a copy of which shall be delivered to the Trustee)] for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments on the Certificates [or distributions or payments under the Certificate Insurance Policy] which are required to be made on any Certificate without the consent of the Holder of such Certificate or (ii) reduce the aforesaid percentage required to consent to any such amendment, without the consent of the Holders of all Certificates then outstanding.

         Prior to the execution of any such amendment, the Trustee shall furnish written notification prepared by the Servicer of the substance of such amendment to each Rating Agency. In addition, promptly after the execution of any such amendment made with the consent of the Certificateholders, the Trustee shall furnish written notification prepared by the Servicer of the substance of such amendment to each Certificateholder and the fully executed original counterparts of the instruments effecting such amendment to the Certificate Insurer.

         It shall not be necessary for the consent of Certificateholders under this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable requirements as the Trustee may prescribe.

         Prior to the execution of any amendment to this Agreement, the Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement. The Trustee may, but shall not be obligated to, enter into any such amendment which affects the Trustee's own rights, duties or immunities under this Agreement.

         Section 11.02 Recordation of Agreement. This Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Trustee, but only upon written direction of Holders of Certificates evidencing Percentage Interests aggregating at least 51% or the Certificate Insurer accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of Certificateholders [or the Certificate Insurer.] The Certificateholders [or the Certificate Insurer] requesting such recordation shall bear all costs and expenses of such recordation. The Trustee shall have no obligation to ascertain whether such recordation so affects the interests of the Certificateholders.

         Section 11.03 Limitation on Rights of Certificateholders. The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or commence any proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

         No Certificateholder shall have any right to vote (except as provided in Sections 8.01, 9.01, 9.02 and 11.01) or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

         No Certificateholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates evidencing Percentage Interests aggregating not less than 51% shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

         Section 11.04 Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

         Section 11.05 Notices. (a) All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by certified mail, return receipt requested, to (a) in the case of the Depositor, [ ], (b) in the case of the Seller and the Servicer, [ ], with a copy to [ ],
(c) in the case of the Trustee, to the Corporate Trust Office, (d) in the case of Moody's, Home Mortgage Loan Monitoring Group, 4th Floor, 99 Church Street, New York, New York 10007, (e) in the case of S&P, 26 Broadway, 15th Floor, New York, New York 10004, Attention: Residential Mortgage Group[, and (f) in the case of the Certificate Insurer, [ ] (in each case in which notice or other communication to the Certificate Insurer refers to an Event of Default, a claim on the Certificate Insurance Policy or with respect to which failure on the part of the Certificate Insurer to respond shall be deemed to constitute consent or acceptance, then a copy of such notice or other communication shall be marked to indicate "URGENT MATERIAL ENCLOSED")] or, as to each party, at such other address as shall be designated by such party in a written notice to each other party. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice. Any notice or other document required to be delivered or mailed by the Trustee to any Rating Agency shall be given on a best efforts basis and only as a matter of courtesy and accommodation and the Trustee shall have no liability for failure to deliver such notice or document to any Rating Agency.

         (b) Notice to the Rating Agencies. The Trustee and the Servicer shall each be obligated to use its best efforts promptly to provide notice, at the expense of the Servicer, to the Rating Agencies with respect to each of the following of which a Responsible Officer of the Trustee or Servicer, as the case may be, has actual knowledge:

                  (i) Any material change or amendment to this Agreement;

                  (ii) The occurrence of any Event of Default that has not been cured or waived;

                  (iii) The resignation or termination of the Servicer or the Trustee;

                  (iv) The final payment to Holders of the Certificates of any Class;

                  (v) Any change in the location of any Account; and

                  (vi) Any event that would result in the inability of the Servicer to make Monthly Advances.

         (c) In addition, (i) the Trustee shall promptly furnish to each Rating Agency copies of the following:

                           (A) Each annual report to Certificateholders
                  described in Section 5.03; and

                           (B) Each Monthly Report described in Section 5.03;
                  and

                  (ii) The Servicer shall promptly furnish to each Rating Agency copies of the following:

                           (A) Each annual statement as to compliance
                  described in Section 3.10;

                           (B) Each annual independent public accountants'
                  servicing report described in Section 3.11; and

                           (C) Each notice delivered pursuant to Section
                  8.01(b) which relates to the fact that the Servicer has not made a Monthly Advance.

         Any such notice pursuant to this Section shall be in writing and shall be deemed to have been duly given if personally delivered or mailed by first class mail, postage prepaid, or by express delivery service to the addresses specified above for each such Rating Agency.

         Section 11.06 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

         Section 11.07 Assignment. Notwithstanding anything to the contrary contained herein, except as provided in Sections 7.02, 7.04 and 7.05 (or 3.01), this Agreement may not be assigned by the Depositor or the Servicer without the prior written consent of [the Certificate Insurer and] Holders of the Certificates evidencing Percentage Interests aggregating not less than 66-2/3%.

         Section 11.08 Certificates Nonassessable and Fully Paid. The parties agree that the Certificateholders shall not be personally liable for obligations of the Trust, that the beneficial ownership interests represented by the Certificates shall be nonassessable for any losses or expenses of the Trust or for any reason whatsoever, and that the Certificates upon execution, authentication and delivery thereof by the Trustee pursuant to Section 6.01 and 6.02 are and shall be deemed fully paid.

         Section 11.09 Third-Party Beneficiaries. This Agreement will inure to the benefit of and be binding upon the parties hereto, the Certificateholders, the Certificate Owners, the Certificate Insurer and their respective successors and permitted assigns. Except as otherwise provided in this Agreement, no other person will have any right or obligation hereunder.

         Section 11.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

         Section 11.11 Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

                  IN WITNESS WHEREOF, the Seller, the Servicer and the Trustee have caused this Agreement to be duly executed by their respective officers all as of the day and year first above written.

                                      BOND SECURITIZATION, L.L.C.,
                                            as Depositor


                                      By
                                         -----------------------------------
                                          Name:
                                          Title:



                                      [ ],
                                          as Seller and Servicer


                                      By
                                         -----------------------------------
                                          Name:
                                          Title:



                                      [ ],
                                          as Trustee


                                      By
                                         -----------------------------------
                                          Name:
                                          Title:

State of New York          )
                           ) ss.:
County of New York         )


                  On the [ ]th day of [ ] before me, a notary public in and for the State of New York, personally appeared _______________, known to me who, being by me duly sworn, did depose and say that he is the ____________________ of Bond Securitization, L.L.C., a Delaware limited liability company, one of the parties that executed the foregoing instrument; that it was signed by order of the Board of Directors of said company; and that he signed his name thereto by like order.

                                                      ___________________
                                                        Notary Public

[Notarial Seal]

State of                   )
                           ) ss.:
County of                  )


                  On the [ ]th day of [ ] before me, a notary public in and for the State of ______________, personally appeared ______________, known to me who, being by me duly sworn, did depose and say that he is the _________________ of [ ], a [ ], one of the parties that executed the foregoing instrument; that it was signed by order of the Board of Directors of said company; and that he signed his name thereto by like order.

                                                      ___________________
                                                        Notary Public

[Notarial Seal]

State of New York          )
                           ) ss.:
County of New York         )


                  On the [ ]th day of [ ] before me, a notary public in and for the State of New York, personally appeared ______________, known to me who, being by me duly sworn, did depose and say that he is the _________________ of [ ], a [New York] banking corporation, one of the parties that executed the foregoing instrument; that it was signed by order of the Board of Directors of said company; and that he signed his name thereto by like order.

                                                      ___________________
                                                        Notary Public

[Notarial Seal]

                                   EXHIBIT A


         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

Certificate No.                             :

Cut-Off Date                                :

First Distribution Date                     :

Class Principal
Balance of this Certificate
("Denomination")                            :        $

Class Principal
Balance                                     :       $

Certificate Rate:                           :       [__%]

CUSIP                                       :        []

Class                                       :        A

                      [ ] HOME EQUITY LOAN TRUST _____-_
         [ ] Home Equity Loan Asset-Backed Certificates, Series ____-_
                                    Class A

                  evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class with respect to a Trust consisting of closed-end fixed rate home equity loans (the "Mortgage Loans")

                   Bond Securitization, L.L.C., as Depositor

         Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Class Principal Balance of this Class A Certificate at any time may be less than the Class Principal Balance set forth on the face hereof, as described herein. This Class A Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Seller, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Class A Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

         This certifies that CEDE & CO. is the registered owner of the Percentage Interest evidenced by this Class A Certificate (obtained by dividing the Denomination of this Class A Certificate by the Class Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Bond Securitization, L.L.C. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of the Cut-Off Date specified above (the "Agreement") among the Depositor, [ ], as Seller and Servicer (in such capacities, the "Seller" and "Servicer," respectively), and [ ], as Trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class A Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class A Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         Reference is hereby made to the further provisions of this Class A Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Class A Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized officer of the Trustee.

         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  [                ]

                                             [                     ],
                                              as Trustee



                                             By ________________________


This is one of the Class A Certificates
referenced in the within-mentioned Agreement

By ________________________________
         Authorized Officer of
         [               ], as Trustee

                       [Reverse of Class A Certificate]

                       [ ] HOME EQUITY LOAN TRUST ____-_
                [ ] Home Equity Loan Asset-Backed Certificates,
                                 Series ____-_

         This Certificate is one of a duly authorized issue of Certificates designated as [ ] Home Equity Loan Trust ____-_, [ ] Home Equity Loan Asset-Backed Certificates, Series ____-_ (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

         [This Certificate will have the benefit of an irrevocable and unconditional certificate guaranty insurance policy issued by [ ] (the "Certificate Insurer").]

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

         Pursuant to the terms of the Agreement, a distribution will be made on the [25]th day of each month or, if such [25]th day is not a Business Day then the first Business Day following such Distribution Date (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement. The Record Date applicable to each Distribution Date is the last Business Day of the month preceding the month of such Distribution Date.

         Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or, upon the request of a Certificateholder owning Class A Certificates having denominations aggregating at least $[1,000,000], by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office or agency of the Trustee specified in the notice to Certificateholders of such final distribution.

         It is the intention of the Transferor, the Depositor and the Class A Certificateholders that the Class A Certificates will be indebtedness for federal, state and local income and franchise tax purposes and for purposes of any other tax imposed on or measured by income. The Depositor, the Trustee and the Holder of this Certificate (or Certificate Owner) by acceptance of this Certificate (or, in the case of a Certificate Owner, by virtue of such Certificate Owner's acquisition of a beneficial interest herein) agrees to treat the Class A Certificates (or beneficial interest therein), for purposes of federal, state and local income or franchise taxes and any other tax imposed on or measured by income, as indebtedness secured by the Trust Assets and to report the transactions contemplated by the Agreement on all applicable tax returns in a manner consistent with such treatment. Each Holder of this Certificate agrees that it will cause any Certificate Owner acquiring an interest in this Certificate through it to comply with the Agreement as to treatment as indebtedness for federal, state and local income and franchise tax purposes and for purposes of any other tax imposed on or measured by income.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor and the Trustee with the consent of the Certificate Insurer and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee in New York accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

         The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Depositor, the Seller and the Trustee and any agent of the Depositor or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee nor any such agent shall be affected by any notice to the contrary.

         On any Distribution Date following the date at which the Pool Principal Balance is less than [ ]% of the Cut-Off Date Pool Principal Balance, the Servicer will have the option to repurchase, in whole, from the Trust the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon the later of [(A) payment in full of all amounts owing to the Certificate Insurer unless the Certificate Insurer shall otherwise consent and (B)] the earliest of (i) the Distribution Date on which the Class Principal Balance has been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust and (iii) the Distribution Date in [ ]. In no event, however, will the trust created by the Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants living at the date of the Agreement of a certain person named in the Agreement.

         Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                  ASSIGNMENT


         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

        ______________________________________________________________________

        ______________________________________________________________________

        ______________________________________________________________________
       (Please print or typewrite name and address including postal zip code of assignee)

         the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

         I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address: _______________________________________

        ______________________________________________________________________

Dated: _____________

                                             ________________________________
                                        Signature by or on behalf of assignor

                           DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _______________________________________________
for the account of ___________________________________________________________,
         account number _________, or, if mailed by check, to_________________
         _____________________________________________________________________.

         Applicable statements should be mailed to____________________________
         _____________________________________________________________________

         This information is provided by______________________________________, the assignee named above, or ________________________________________, as its agent.

                                   EXHIBIT C

                            MORTGAGE LOAN SCHEDULE

                                   EXHIBIT D

                   MONTHLY INFORMATION DELIVERED TO TRUSTEE

                                   EXHIBIT F

                           LETTER OF REPRESENTATIONS

                                   EXHIBIT G


                          FORM OF REQUEST FOR RELEASE


                                                                  [DATE]
[Address]
[Address]
[Address]


         Re:    [ ] Home Equity Loan Trust ____-_
                [ ] Home Equity Loan Asset-Backed Certificates, Series ____-_

Ladies and Gentlemen:

         In connection with the administration of the Mortgage Loans held by you as Trustee under the Pooling and Servicing Agreement dated as of [ ], among Bond Securitization, L.L.C., as depositor (the "Depositor"), [ ], as seller and servicer (in such capacities, the "Seller" and the "Servicer," respectively) and [ ], as trustee (the "Trustee") (the "Agreement"), we hereby request a release of the Mortgage File held by you as Trustee with respect to the following described Mortgage Loan for the reason indicated below.

Loan No.:
-------                    ------------

Reason for requesting file:
--------------------------

_____ a. Mortgage Loan paid in full. (The Servicer hereby certifies that all amounts received in connection with the payment in full of the Mortgage Loan which are required to be deposited in the Collection Account pursuant to Section
                  3.02 of the Agreement have been so deposited).

_____ b. Retransfer of Mortgage Loan. (The Servicer hereby certifies that the Substitution Adjustment has been deposited in the Collection Account pursuant to the Agreement.)

_____             c. The Mortgage Loan is being foreclosed.

_____ d. The Mortgage Loan is being re-financed by another depository institution. (The Servicer hereby certifies that all amounts received in connection with the payment in full of the Mortgage Loan which are required to be deposited in the Collection Account pursuant to Section 3.02 of the Agreement have been so deposited).

_____             e. Other (Describe).

         The undersigned acknowledges that the above Mortgage File will be held by the undersigned in accordance with the provisions of the Agreement and will promptly be returned to the Trustee when the need therefor by the Servicer no longer exists unless the Mortgage Loan has been liquidated.

         Capitalized terms used herein shall have the meanings ascribed to them in the Agreement.

                                    [                              ], as
                                    Servicer



                                    By:__________________________________
                                        Name:
                                        Title: Servicing Officer

                                   EXHIBIT J


                          LIST OF SERVICING OFFICERS

                                   EXHIBIT K

           FORM OF LETTER REGARDING REPORTING OBLIGATIONS UNDER THE
                       SECURITIES EXCHANGE ACT OF 1934



                                                                       [DATE]


[Address]
[Address]
[Address]


             Re:      [ ] Home Equity Loan Trust ____-_,
                      [ ] Home Equity Loan Asset-Backed Certificates, Series ____-_
                      ------------------------------------------------


Ladies and Gentlemen:

         Pursuant to and in reference to Section 9.14 of the Pooling and Servicing Agreement dated as of [ ] relating to the above referenced Certificates, please note the following:

         (a) CIK Number for [ ] Home Equity Loan Trust ____-_(the "Trust"): ______________.

         (b) CCC for the Trust should be applied for at your earliest convenience and reported to our attention.

         In order to comply with the reporting obligations for the Trust under the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), the Trustee must file within 15 days following each Distribution Date a copy of the report distributed by the Trustee to the Certificateholders in a current report on Form 8-K. Such reports provide all current information ordinarily of interest to the Certificateholders. The Trustee must also report on a current report on Form 8-K any significant occurrences during the reporting period that would be reportable under Item 1, Item 2, Item 4 and Item 5. In addition, the Trustee should cause the filing of an annual report on Form 10-K within 90 days following the end of the Trust's fiscal year containing the following information:

         Part I, Item 3.            A description of any material pending
                                    litigation;
         Part I, Item 4.            A description of any submission matters to
                                    vote of Certificateholders;
         Part II, Item 5.           A statement of the number of
                                    Certificateholders and the principal market,
                                    if any, in which the Certificates trade;
         Part II, Item 9.           A statement as to any changes in or
                                    disagreements with the independent public
                                    accounts for the Trust;
         Part IV, Item 14.          A copy of the annual certificate of
                                    compliance by an officer of the Servicer, and any Subservicer and the audit of the servicing by the independent accounting firm.

Promptly after filing the Form 10-K, the Trustee should file a Form 15 in accordance with Section 9.14 of the Pooling and Servicing Agreement, deregistering the Trust and terminating the reporting obligations under the Exchange Act. All filings must be made through the Edgar System and all acceptance slips from the filings should be saved as they will be needed for the annual certificate.


                                               [                           ]


                                               By:  ________________________
                                               Name:
                                               Title:

                                   EXHIBIT L

                     FORM OF CERTIFICATE INSURANCE POLICY

                                  EXHIBIT M-1

                     FORM OF CERTIFICATE AS TO ASSIGNMENTS



                                                                       [DATE]

[Address]
[Address]
[Address]

[Address]
[Address]
[Address]

[Address]
[Address]
[Address]

[Address]
[Address]
[Address]

                  Re:      [ ] Home Equity Loan Trust ____-_,
                           [ ] Home Equity Loan Asset-Backed Certificates, Series ____-_
                           ---------------------------------------------------


Ladies and Gentlemen:

         In accordance with the provisions of Section 2.01 of the Pooling and Servicing Agreement, dated as of [ ] (the "Pooling Agreement"), among [ ], as seller and servicer, Bond Securitization, L.L.C., as depositor, and [ ], as trustee, the undersigned, as Trustee, hereby certifies that, it has reviewed each Assignment of Mortgage delivered to it and that with respect to each Mortgage Loan listed on the Mortgage Loan Schedule (other than any Mortgage Loan paid in full):

         1. All Assignments of Mortgage required to be delivered pursuant to Section 2.01(iii) of the Pooling Agreement are in its possession; and

         2. Each Assignment of Mortgage referred to in clause 1. above has been reviewed by it, appear to be what they purport to be and relate to such Assignment of Mortgage.

                                     M-1-1

         Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Pooling Agreement.

                                      [              ], as Trustee



                                      By:__________________________



                                     M-1-2

                                  EXHIBIT M-2


       FORM OF CERTIFICATE AS TO MORTGAGE FILE (OTHER THAN ASSIGNMENTS)



                                                                       [DATE]

[Address]
[Address]
[Address]

[Address]
[Address]
[Address]

[Address]
[Address]
[Address]

[Address]
[Address]
[Address]

                  Re:      [ ] Home Equity Loan Trust ____-_,
                           [ ] Home Equity Loan Asset-Backed Certificates, Series ____-_
                           --------------------------------------------------


Ladies and Gentlemen:

         In accordance with the provisions of Section 2.01 of the Pooling and Servicing Agreement, dated as of [ ] (the "Pooling Agreement"), among [ ], as seller and servicer, Bond Securitization, L.L.C. as depositor, and [ ], as trustee, the undersigned, as Trustee, hereby certifies that, it has reviewed each Mortgage File delivered to it and that with respect to each Mortgage Loan listed on the Mortgage Loan Schedule (other than any Mortgage Loan paid in full listed on Annex I hereto):

         (i) all documents constituting part of each such Mortgage File required to be delivered pursuant to paragraphs (i) through
                  (iv) of Section 2.01(a) of the Pooling Agreement are in our possession;

                                     M-2-1

         (ii) each document described in clause (i) above has been reviewed by us and appears to be what it purports to be and relates to such Mortgage Loan;

         (iii) based on our examination and only as to the foregoing, the information set forth in the Mortgage Loan Schedule which corresponds to items (ii), (iii) and (iv) of the definition of Mortgage Loan Schedule accurately reflects information set forth in the Mortgage File.

         Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Pooling Agreement.



                                      [              ], as Trustee



                                      By:__________________________


                                     M-2-2